UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12

IES Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 7, 2025

To Our Stockholders:

On behalf of the Board of Directors of IES Holdings, Inc., a Delaware corporation (the “Company”), we cordially invite all Company stockholders to attend the Company’s annual stockholders’ meeting to be held on February 20, 2025 at 10:00 a.m. Central Standard Time.

This year’s annual stockholders’ meeting will again be a completely virtual meeting, conducted via live audio webcast. The virtual meeting format provides a better opportunity for meeting attendance and participation by our stockholders, and a cost savings for the Company. You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/IESC2025 by using the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials and your proxy card. You will have the ability to submit questions in advance of the meeting via the meeting website.

This year, we will again be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient way to access the proxy materials and to authorize a proxy to vote your shares, while saving us the cost of producing and mailing documents.

On or about January 7, 2025, we will mail to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access your proxy materials and authorize a proxy to vote your shares. The Company’s 2024 Annual Report on Form 10-K, which provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2024, can be found along with the proxy materials at https://annualmeeting.ies-corporate.com. For additional information, please see the General Information About the Annual Meeting section of the proxy statement. The Notice of Internet Availability of Proxy Materials and the proxy statement contain detailed instructions for attending, submitting questions in advance of, and voting at the virtual meeting.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please make sure your shares are represented at the meeting by submitting your proxy via the Internet, by phone, or for those who request paper copies of this proxy statement, by signing, dating and returning the proxy card mailed to you. If you are able to attend the virtual annual meeting, you may revoke your proxy and vote your shares in person at the meeting. If your shares are not registered in your own name and you would like to attend and vote your shares at the virtual annual meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with your 16-digit control number. Thank you for your continued support.

Sincerely,
Jeffrey L. Gendell
Chairman and Chief Executive Officer

IES HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 20, 2025

TO THE STOCKHOLDERS OF IES HOLDINGS, INC.,

Notice is hereby given that the annual meeting of the stockholders of IES Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 20, 2025, at 10:00 a.m. Central Standard Time, via live audio webcast accessible via the Internet at www.virtualshareholdermeeting.com/IESC2025, for the following purposes:

1.To elect six directors named in the accompanying proxy statement to the Company’s Board of Directors to serve until the 2026 annual stockholders’ meeting and until their respective successors have been elected and qualified.

2.To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for fiscal year 2025.

3.To approve by advisory vote the compensation of the Company’s named executive officers.

4.To approve the Company’s amended and restated 2006 Equity Incentive Plan, as amended through January 7, 2025.

5.To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on December 27, 2024, are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares via the Internet, by phone, or for those who request paper copies of the accompanying proxy statement, by signing, dating and returning the proxy card mailed to you, regardless of whether you plan to attend the virtual meeting. No postage is required if mailed in the United States. If you do attend the virtual annual meeting, you may withdraw your proxy and vote your shares in person on all matters brought before the meeting. For additional information on Internet and telephone voting and attending, submitting questions in advance of, and voting at the annual meeting, please see the General Information About the Annual Meeting section of the proxy statement.

By order of the Board of Directors,

Jeffrey L. Gendell
Chairman and Chief Executive Officer
Houston, TX
January 7, 2025

Important Notice Regarding the Availability of Proxy Materials for Stockholders’ Meeting to be Held on February 20, 2025.

The Proxy Statement and 2024 Annual Report on Form 10-K are available at https://annualmeeting.ies-corporate.com prior to the date of the annual meeting and at www.virtualshareholdermeeting.com/IESC2025 on the day of and during the annual meeting.

Table of Contents

IES HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

IES HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2025 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?
The 2025 annual meeting of stockholders (the “Annual Meeting”) of IES Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 20, 2025, at 10:00 a.m. Central Standard Time. This year’s Annual Meeting will again be held in a completely virtual format via live audio webcast. You can attend the virtual Annual Meeting via the Internet at www.virtualshareholdermeeting.com/IESC2025 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials and your proxy card.

WHY IS THE ANNUAL MEETING BEING HELD IN A VIRTUAL FORMAT?
The Company’s Board of Directors (the “Board”) believes that the virtual meeting format provides a better opportunity for participation in the Annual Meeting by our stockholders and a cost savings for the Company. The virtual meeting format will increase the number of stockholders who are able to attend the Annual Meeting, by allowing stockholders to attend and participate in the Annual Meeting from any location around the world, at no cost to the stockholder. It also reduces the environmental impact of our Annual Meeting, while simultaneously reducing the costs incurred by the Company in planning, hosting and arranging logistics for an in-person meeting.

We have designed the format of our virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Our directors will also attend the meeting.

WHAT IS INCLUDED IN THE PROXY MATERIALS?
The proxy materials include:
•Our proxy statement for the Annual Meeting;
•Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (the “Annual Report”); and
•The proxy card for the Annual Meeting.

WHEN WILL THE NOTICE FIRST BE SENT TO THE STOCKHOLDERS?
The approximate date on which the Notice was first sent or given to stockholders was January 7, 2025.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, how to vote online and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the Internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive and allow us to conserve natural resources.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone, attend and vote in person at the virtual Annual Meeting, or request a paper proxy card, which also contains instructions for authorizing a proxy via the Internet, by telephone or by returning the signed paper proxy card.

CAN I CHOOSE THE METHOD BY WHICH I RECEIVE FUTURE PROXY MATERIALS?
Yes. There are three methods by which stockholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and access: We will furnish proxy materials via the Internet and mail a Notice to all stockholders, other than those that request e-mailed or printed copies of the proxy materials, as described below.

•E-mail: If you would like to have earlier access to proxy materials and further reduce our costs associated with the printing and delivering of proxy materials, then you can instruct us to send all future proxy materials, including the Notice, to you via e-mail. If you request to receive future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. If you would like to receive all future materials via email, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Your election to receive proxy materials via e-mail will remain in effect until you change it.

•Paper copies by mail: You may request paper copies of the proxy materials by mail by calling +1-800-579-1639, by using the website www.proxyvote.com, or by e-mail at sendmaterial@proxyvote.com. Your election to receive proxy materials by mail will remain in effect until you revoke it.

HOW DO I ATTEND THE ANNUAL MEETING?
•Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Thursday, February 20, 2025, at 10:00 a.m. Central Standard Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Central Standard Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

•Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/IESC2025. You will need your unique 16-digit control number which appears on your Notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Thursday, February 13, 2025, so that you can be provided with your control number and gain access to the Annual Meeting.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?
The items of business scheduled to be voted on at the Annual Meeting are:
•Proposal 1: The election of six directors named in this proxy statement;
•Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2025;
•Proposal 3: The approval by advisory vote of the compensation of the Company’s named executive officers; and
•Proposal 4: The approval of the Company’s amended and restated 2006 Equity Incentive Plan, as amended through January 7, 2025 (the “Amended and Restated Equity Incentive Plan”).
We will also consider any other business that properly comes before the Annual Meeting.

HOW MANY VOTES DO I HAVE?
Each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote upon each of the matters to be voted on at the Annual Meeting.

HOW DO I VOTE?
Prior to the date of the Annual Meeting, you may vote your shares by Internet, telephone or mail, as follows:
•You may vote electronically via the Internet by visiting www.proxyvote.com and following the on-screen instructions.
•You may vote by using a toll-free telephone number. Instructions for telephonic voting can be found at www.proxyvote.com.
•If you requested a paper copy of our proxy materials, then you may vote by marking, signing, dating and returning the paper proxy card mailed to you as part of your proxy materials. If you requested a paper copy of our proxy materials and wish to vote by telephone or via the Internet, then you must go to www.proxyvote.com and follow the instructions for telephone or Internet voting. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 16-digit control number required to vote.

On the day of and during the Annual Meeting, you may vote your shares at www.virtualshareholdermeeting.com/IESC2025.

Votes submitted by mail, telephone or Internet prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the directions you provide the individuals named on the proxy; if no direction is indicated, your shares will be voted in favor of each of the proposals set forth herein.

CAN I CHANGE MY VOTE?
Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by logging into and voting in person at the Annual Meeting at www.virtualshareholdermeeting.com/IESC2025. Any written notification of revocation of a proxy should be directed to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056. If you wish to revoke or change your proxy, other than by logging into and voting in person at the Annual Meeting, we must receive the notice of revocation, later dated proxy card or new vote by 11:59 p.m. Eastern Standard Time on Wednesday, February 19, 2025.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a beneficial owner of shares held in a brokerage account or by a bank or other nominee (commonly referred to as shares held in “street name”) does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on “non-routine” matters, as discussed in more detail under “How are Abstentions and Broker Non-Votes Counted?” below.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?
Pursuant to the Company’s bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter. As a general matter, if you are a beneficial owner of shares held in street name, then you are entitled to instruct your broker, bank or other nominee as to how to vote your shares on the matters to be brought before the Annual Meeting. However, if you hold shares in street name and you do not instruct your broker, bank or other nominee as to how to vote your shares, then your broker, bank or other nominee can vote your shares in its discretion on “routine” matters that are brought before the Annual Meeting. Proposals 1, 3 and 4 are considered to be “non-routine” matters under the applicable stock exchange rules, and as such, your broker, bank or other nominee cannot vote your shares on those matters without your instruction (thus, resulting in a broker non-vote). Conversely, Proposal 2 is considered to be a “routine” matter under the applicable stock exchange rules, and as such, if you do not instruct your broker, bank or other nominee as to how to vote your shares, then your shares may be voted by your broker, bank or other nominee in its discretion on Proposal 2.

HOW MANY VOTES ARE REQUIRED TO PASS EACH ITEM?
Pursuant to the Company’s bylaws, the votes required to pass each item of business scheduled to be voted on at the Annual Meeting are as follows:
•Proposal 1: The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

•Proposal 2: The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2025.

•Proposal 3: The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve by advisory vote the compensation of the Company’s named executive officers.

•Proposal 4: The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the Amended and Restated Equity Incentive Plan.

WHO IS SOLICITING MY VOTE?
The proxy is solicited by the Board of Directors for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?
In addition to solicitation of proxies via Notice and Access, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the Company’s Common Stock.

WHO IS PAYING THE SOLICITATION COST?
The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

CAN I ASK QUESTIONS AT THE ANNUAL MEETING?
Yes. Stockholders will be afforded the opportunity to participate in the Annual Meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/IESC2025. Through the online forum, our stockholders will be able to submit questions in writing in advance of the day of the Annual Meeting, vote and obtain copies of the proxy materials. In order to submit questions via the online forum, you will need your unique 16-digit control number which appears on your Notice and your proxy card.

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer questions submitted prior to the Annual Meeting, which are pertinent to the Company and the meeting matters, as time permits.

WHAT IF I NEED TECHNICAL ASSISTANCE DURING THE ANNUAL MEETING?
Beginning thirty minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

WILL THERE BE A REPLAY OF THE ANNUAL MEETING?
Yes. If you are unable to attend the live broadcast of the virtual Annual Meeting, a replay of the meeting will be made publicly available 24 hours after the meeting at www.ies-co.com. The replay will be available in the Presentations section of the Investor section of the Company’s website at www.ies-co.com for 30 days after the Annual Meeting.

DOES THE COMPANY HAVE A WEBSITE?
The Company has a website, www.ies-co.com, which contains additional information concerning the Company’s corporate governance practices. Information on our website is not incorporated by reference herein, unless specifically stated otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on December 27, 2024, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had issued and outstanding 20,006,630 shares of Common Stock.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 27, 2024 by:
•each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;
•our named executive officers;
•our current directors and nominees; and
•all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent
FMR LLC (2)	1,476,238	7.38%
Jennifer A. Baldock (3)	5,377	*
Todd M. Cleveland (4)	103,790	*
John L. Fouts (5)	7,315	*
David B. Gendell (6)	134,104	*
Jeffrey L. Gendell (7)	10,957,184	54.77%
Joe D. Koshkin (8)	49,237	*
Tracy A. McLauchlin	58,907	*
Mary K. Newman	14,325	*
Matthew J. Simmes	24,583	*
Directors and officers as a group (9 persons) (9)	11,354,822	56.76%

*    Less than one percent.
(1)For purposes of this table, the number of shares of Common Stock issued and outstanding, and the number of shares of Common Stock held by the directors, as of the record date includes all outstanding director phantom stock units (“Director PSUs”), which convert to shares of Common Stock when a director leaves the Board for any reason.
(2)Based solely on information contained in a Schedule 13G/A filed with the SEC on November 12, 2024 by FMR LLC and its direct and indirect subsidiaries. The Schedule 13G/A indicates that FMR LLC has sole voting and dispositive power over 1,476,238 share of Common Stock. The address of the principal business and principal office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(3)Includes 4,002 Director PSUs that convert to shares of Common Stock when Ms. Baldock leaves the Board for any reason.
(4)Includes 14,790 Director PSUs that convert to shares of Common Stock when Mr. Cleveland leaves the Board for any reason.
(5)Includes 22 Director PSUs that convert to shares of Common Stock when Mr. Fouts leaves the Board for any reason.
(6)Includes 70,237 Director PSUs that convert to shares of Common Stock when Mr. David Gendell leaves the Board for any reason.
(7)The information herein is based on a Form 4 filed jointly by Mr. Jeffrey Gendell and Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Management, L.L.C. (“TCM”), Tontine Management, L.L.C. (“TM”), Tontine Capital Overseas Master Fund II, L.P. (“TCP2”), Tontine Asset Associates, L.L.C. (“TAA”), Tontine Capital Overseas GP, L.L.C. (“TCO”), and Tontine Associates, L.L.C. (“TA”) with the SEC on December 18, 2024. Based on the information provided in the Form 4, Mr. Gendell may be deemed to beneficially own 10,957,184 shares of Common Stock, which includes 5,614,644 shares of Common Stock owned directly by TCP, 1,410,162 shares of Common Stock owned directly by TM, 996,401 shares of Common Stock owned directly by TCP2, 1,910,529 shares of Common Stock owned directly by TCM, 642,057 shares of Common Stock owned directly by TA, 96,891 shares of Common Stock owned directly by TAA, and 47,284 shares of Common Stock owned directly by TCO, as well as 163,218 shares of Common Stock owned directly by Mr. Gendell, 72,635 phantom stock units granted to Mr. Gendell pursuant to the Company’s 2006 Equity Incentive Plan, as amended and restated

(the “2006 Equity Incentive Plan”) and 3,363 shares of Common Stock owned by Mr. Gendell’s children through trusts for which Mr. Gendell acts as trustee. Mr. Gendell is the managing member of TM, TCO, TA, TCM (the general partner of TCP) and TAA (the general partner of TCP2), and has shared voting and dispositive power over these shares. Mr. Gendell has disclaimed beneficial ownership of the Company’s securities reported herein for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise, except as to securities directly owned by Mr. Gendell or to the extent of his pro rata interest in, and interest in the profits of, TCM, TCP, TM, TCP2, TAA, TA and TCO. The address of the principal business and principal office of each of the above entities, as well as Mr. Gendell, is One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.
(8)Includes 40,554 Director PSUs that convert to shares of Common Stock when Mr. Koshkin leaves the Board for any reason.
(9)Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas, 77056.

ELECTION OF DIRECTORS

GENERAL INFORMATION
The Company’s Second Amended and Restated Certificate of Incorporation, as amended through May 24, 2016 (the “Certificate of Incorporation”), and Amended and Restated Bylaws, effective April 28, 2021 (the “Bylaws”), provide that the number of members of the Board shall be fixed from time to time by the Board but shall not be less than one nor more than fifteen persons. The Board has set the number of directors at six. As such, if each of the nominees named below is elected to the Board, there will be no vacancies on the Board following the Annual Meeting. Directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies may be filled by recommendation from the Nominating/Governance Committee and a majority vote by the remaining directors.

It is the intention of the persons named in the proxy card to vote “FOR” the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

Each of the nominees has consented to being named in this proxy statement and has consented to serve, if elected. If, at the time of or prior to the Annual Meeting, a nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute nominee designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the nominees named herein.

The Company’s Corporate Governance Guidelines require that a majority of the Board meet the independence standards imposed by the applicable rules and regulations of the Nasdaq Global Market (“Nasdaq”) and the SEC. In addition, the Company’s Audit Committee charter requires that members of the Audit Committee meet the heightened independence standard set forth in Rule 10A-3 of the Exchange Act. After reviewing all relevant facts and circumstances, the Board has affirmatively determined that Mr. Cleveland, Mr. Fouts, Mr. Koshkin and Ms. Baldock are independent in accordance with the Corporate Governance Guidelines and the Audit Committee charter. Additionally, the Board has determined that neither Mr. Jeffrey Gendell nor Mr. David Gendell meets the independence standards set forth in either the Company’s Corporate Governance Guidelines or the heightened Audit Committee standard. Mr. Jeffrey Gendell is Chief Executive Officer of the Company in addition to being the founder and managing member of Tontine Associates, L.L.C., a private investment management firm, which, together with its affiliates, (collectively, “Tontine”) is the Company’s majority stockholder. Mr. Jeffrey Gendell is also the brother of Mr. David Gendell, who is a director of the Company. The review was undertaken on a director-by-director basis and did not involve a pre-set formula or minimum standard of materiality. Copies of the Company’s Corporate Governance Guidelines and Audit Committee charter may be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com.

All of the Company’s current directors are standing for re-election at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Jennifer A. Baldock*	Director since 2021
Ms. Baldock, 65, has been a member of the Board of Managers of CCF Holdings, LLC and its predecessors since April 2013, where she is the chair of the Compensation Committee and a member of the Compliance Committee and the Nominating and Governance Committee. Ms. Baldock previously served as a director of Hometeam Technologies, Inc. from December 2016 to January 2020, as a director of Acculynk, Inc. from February 2016 to May 2017 and as a director of Asset Acceptance Capital Corp. from March 2004 to June 2013. From 1991 to 1999, Ms. Baldock held various senior leadership positions at World Color Press, Inc., most recently as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Before joining World Color Press, Ms. Baldock was an associate at Latham & Watkins in New York. The Nominating/Governance Committee believes, and the Board agrees, that Ms. Baldock is qualified to serve on the Board given her experience as a director of public companies, her familiarity with reviewing financial statements including on audit committees, and her experience as an executive.

Todd M. Cleveland*	Director since 2017
Mr. Cleveland, 56, has served as a member of the Board of Patrick Industries, Inc. ("Patrick"), a publicly traded manufacturer of specialized building products and materials, since January 2008. He served as Chairman of the Board from January 2023 to May 2024, as Executive Chairman of the Board from January 2020 to December 2022, and prior to that as Chairman of the Board from May 2018 to December 2019. Mr. Cleveland was Chief Executive Officer of Patrick from February 2009 to December 2019 and was President of Patrick from May 2008 to December 2015. From May 2008 to March 2013, Mr. Cleveland served as Chief Operating Officer of Patrick; from August 2007 to May 2008, he served as its Executive Vice President of Operations and Sales and Chief Operating Officer. Mr. Cleveland also spent 17 years with Adorn Holdings, Inc., serving as President and Chief Executive Officer from 2004 to 2007; President and Chief Operating Officer from 1998 to 2004; and Vice President of Operations and Chief Operating Officer from 1994 to 1998. Mr. Cleveland has over 25 years of recreational vehicle, manufactured housing and industrial experience in various operating capacities. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Cleveland is qualified to serve on the Board given his extensive operating, executive and board level experience at a publicly traded industrial company, as well as his experience completing numerous mergers and acquisitions transactions.

John L. Fouts*	Director since 2024
Mr. Fouts, 57, has served as the managing member at Fouts Family Investments, a private investment holding company, since 2021. He has also served as a Trustee of the Georgia Tech Foundation since 2014 and as the Chairman of its Investments Committee since July 2024. From 2002 to 2021, he was a partner with Water Street Capital, a private investment firm located in Jacksonville, Florida. From 2000 to 2001, he served as the CEO of e‐dr.com, an optometry and ophthalmology distribution company, and from 1998 to 2000, he was an associate with the investment firm Caxton Corporation. Prior to joining Caxton, Mr. Fouts was a consultant at Boston Consulting Group. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Fouts is qualified to serve on the Board given his extensive experience in public markets and private investing.

David B. Gendell	Director since 2012
Mr. Gendell, 64, served as Interim Director of Operations for the Company from November 2017 to January 2019. He previously served as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016. From 2004 to January 2018, he was an employee of Tontine Associates, L.L.C., which, together with its affiliates, is the majority stockholder of the Company. At Tontine Associates L.L.C., he focused on investment opportunities in industrial, manufacturing and basic materials companies. From 2006 to 2010, he served on the Board of Directors of Neenah Enterprises, one of the largest independent foundries in the United States. Mr. Gendell has also held senior positions at several venture-backed startups. From 1999 to 2002, he was President and Chief Operating Officer of Homserv, LLC, a privately-held data aggregator focused on real estate transactions, and from 2002 to 2003, he served as President and Chief Operating Officer of Cogent Design Inc., a privately-held practice management software system. He also currently serves as the Chairman Emeritus of the Board of Advisors of the Duke Global Health Institute. Mr. Gendell is the brother of Jeffrey Gendell, who is Chief Executive Officer of the Company and has served as a director of the Company and as Chairman of the Board since November 2016 and is the founder and managing member of Tontine. The Nominating/Governance Committee believes, and the Board agrees, that Mr. David Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance.

Jeffrey L. Gendell	Director since 2016
Mr. Gendell, 65, has served as the Chief Executive Officer of the Company since October 1, 2020; he previously served as Interim Chief Executive Officer from July 31, 2020 to September 30, 2020. Mr. Gendell has also served as a director and as Chairman of the Board since November 2016. Mr. Gendell is the founder and managing member of Tontine, the majority stockholder of the Company. Mr. Gendell formed Tontine in 1995, and manages all of the investment decisions at the firm. Prior to forming Tontine, Mr. Gendell held senior investment management positions at several other private investment firms, including Odyssey Partners, L.P., and began his career in investment banking over 40 years ago at Smith Barney, Harris Upham & Co., where he was involved in capital markets, corporate finance and M&A activity. Mr. Jeffrey Gendell is the brother of Mr. David Gendell, who has served as a director of the Company since February 2012, as Interim Director of Operations from November 2017 to January 2019, as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Jeffrey Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance and his historical knowledge of the Company as majority stockholder as well as his perspective as Chief Executive Officer of the Company.

Joe D. Koshkin*	Director since 2013
Mr. Koshkin, 77, has worked as an independent financial consultant offering financial and advisory services to a diverse group of clients since 2006. Mr. Koshkin retired as a partner from PricewaterhouseCoopers LLP in 2006 after a 34-year career with the firm. During his career at PricewaterhouseCoopers, he served as the partner in charge of the firm’s North America Engineering and Construction Industry practice. He also served as a senior client service partner and a consulting partner advising clients and firm partners on technical accounting, SEC issues, Sarbanes-Oxley compliance, risk management, and mergers and acquisitions. From June 2010 to July 2011, Mr. Koshkin served as a director and a member of the audit committee of Sterling Bancshares. Mr. Koshkin is a Certified Public Accountant in Texas and is a member in good standing with the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Koshkin’s extensive experience with PricewaterhouseCoopers as a senior client service partner and his background in corporate finance and financial reporting make him qualified to serve on the Board.

* Each nominee with an asterisk next to his or her name is independent in accordance with the Company’s Corporate Governance Guidelines.

EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company is included in the section titled “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and is incorporated by reference herein.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Core Competencies of the Board
In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

Accounting & Finance — The Board should have one or more members who are experienced in accounting and finance matters.

Management — In order to oversee the Company’s management team, the Board should have one or more members who have experience as a Chief Executive Officer (or other equivalent position) or a Chief Operating Officer or possess similar significant operating experience.

Practical Knowledge — While the theory of management is important, it is essential that the Board have one or more members with extensive hands-on practical, relevant knowledge.

Long-Range Strategy — In addition to monitoring the Company’s performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

Track Record — The Board should have one or more members who have achieved prominence and strong reputations in their respective professions.

Committees
The Board has established the Audit, Human Resources and Compensation, and Nominating/Governance Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Human Resources and Compensation, and Nominating/Governance Committees are composed entirely of independent directors under current Nasdaq and SEC standards, have written charters, and have the authority to retain and compensate counsel and experts. Copies of the charters may be found on the Governance page of the Investors section of the Company’s website, www.ies-co.com. The charters are also available in print to any stockholder who requests them by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

Audit Committee
The Audit Committee, which met 6 times during fiscal year 2024, was comprised of Mr. Koshkin (Chair), Mr. Cleveland and Ms. Elizabeth Leykum until Ms. Leykum resigned from the Board. On September 23, 2024, Mr. Fouts joined the Audit Committee. Pursuant to its written charter, the Audit Committee assists the Board in:

•fulfilling its responsibility to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•monitoring the qualifications, independence and performance of the Company’s internal and independent auditors;
•monitoring the Company’s compliance with legal and regulatory requirements; and
•approving the reports that SEC rules require be included in the Company’s annual proxy statement.

The Audit Committee also assists the Board in reviewing periodic reports from and holding regular meetings with management on cybersecurity measures, security controls and security initiatives. The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee (the “HR Compensation Committee”), which met 7 times during fiscal year 2024, was comprised of Mr. Cleveland (Chair), Mr. Koshkin, Ms. Baldock, and, until her departure from the Board, Ms. Leykum. Pursuant to its written charter, the HR Compensation Committee assists the Board in:
•discharging its responsibilities relating to compensation of Company executives;
•reviewing and monitoring benefits under all Company-wide employee plans;
•reviewing and approving all Company and material subsidiary incentive compensation and all equity-based plans; and
•producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

The HR Compensation Committee is, and was at all times during fiscal year 2024, comprised entirely of independent directors and is responsible for ensuring that the Company’s executive compensation policies and programs are appropriate to the duties of the Company’s executives and reflect the investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for the Company’s named executive officers.

Nominating/Governance Committee
The Nominating/Governance Committee, which met 5 times during fiscal year 2024, was comprised of Mr. Cleveland, Mr. Koshkin and Ms. Baldock. Mr. Cleveland served as Chair of the Nominating/Governance Committee during the first quarter of fiscal year 2024; Ms. Baldock was appointed Chair of the Committee effective January 1, 2024. On November 21, 2024 Mr. Fouts replaced Mr. Cleveland on the Nominating/Governance Committee. Pursuant to its written charter, the Nominating/Governance Committee assists the Board in:
•establishing standards for Board and committee members and overseeing the performance of the Board and its members;
•making recommendations to the Board with respect to the renomination or replacement of existing Board members and the size of the Board;
•establishing criteria to select new directors and recommending to the Board a process for orientation of new Board or committee members;
•identifying individuals qualified to become members of the Board and recommending such candidates to the Board as nominees to fill any existing or expected vacancy;
•evaluating the Company’s corporate governance procedures and recommending to the Board changes that the Nominating/Governance Committee deems appropriate;
•reviewing the Company’s plans for executive development, orderly succession of the officers of the Company and contingency plans for management succession;
•reviewing the Company’s policies and initiatives with respect to environmental, social and governance matters; and
•reviewing and addressing conflicts of interest of directors and executive officers and the manner in which any such conflicts are to be resolved.

The Nomination Process
The Nominating/Governance Committee of the Board, which, as described above, is, and was at all times in fiscal 2024, composed entirely of independent directors, is responsible for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based upon such evaluations, the Nominating/Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating/Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in the Company’s Corporate Governance Guidelines under “Core Competencies of the Board.” At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency. The Nominating/Governance Committee seeks to identify candidates who are capable of working with the entire Board and meaningfully contributing to the overall Board process. Attributes considered by the Nominating/Governance Committee in evaluating candidates may include a candidate’s character, judgment and breadth of experience, business acumen, ability to act on behalf of all stockholders and a willingness to devote sufficient time to carrying out the duties and responsibilities of Board membership. Since a majority of the Board is required by the Company’s Corporate Governance Guidelines to be independent of management, consideration is also given as to whether or not the individual is independent in accordance with such Corporate Governance Guidelines. The Nominating/Governance Committee also considers gender and ethnic diversity as well as diversity of background experience, age, and specialized training. The Nominating/Governance Committee recognizes the benefits of diversity in the boardroom and strives to identify director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of the Company’s businesses. While the Nominating/Governance Committee considers diversity, among other factors, when considering potential director nominees, the Board does not have a policy with regard to diversity in identifying director nominees.

When there is an opening or anticipated opening for a director position, Board members and the Company’s majority stockholder are asked to submit recommendations. While the Company has not historically engaged outside sources or third parties to find potential director candidates or evaluate or assist in evaluating nominees brought to the attention of the Nominating/Governance Committee, as the Nominating/Governance Committee continues its focus on identifying and recruiting highly-qualified diverse director candidates, the Company may, from time to time, engage such third party service providers. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Nominating/Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be delivered to the Company’s General Counsel and Corporate Secretary at the address set forth below under “Corporate Governance Guidelines,” not later than 80 days prior to the date of the applicable annual meeting. In the event that the date of such annual meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the annual meeting, notice by the stockholder to be timely must be delivered to the General Counsel and Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the annual meeting was communicated to the stockholders. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares of Common Stock he or she owns, the name and address of the stockholder, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board. Stockholders who wish to nominate a candidate to the Board must follow the advance notice requirements and other requirements set forth in the Company’s Bylaws.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
The Company’s management and Board are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view of how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com. The guidelines are also available in print to any stockholder who requests them by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

Independence of the Board
The Board has determined that a majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and Nasdaq, as set forth in the Company’s Corporate Governance Guidelines.

Leadership Structure and Risk Management
The Board does not have a formal policy regarding whether the position of Chairman of the Board may be filled by the Company’s Chief Executive Officer (“CEO”) or a similar position. Instead, the Board has adopted a flexible approach to the Board’s leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time. In fiscal year 2024, Mr. Jeffrey L. Gendell served as both the Company’s Chairman of the Board and as the Company’s CEO. The Board believes that Mr. Gendell brings valuable insight to the Board due to his experience as CEO, and that, as a founder and managing member of the majority stockholder of the Company, he is invested in the Company’s long-term success. The Board also believes that the combination of the roles supports an effective implementation of corporate strategy, and that having Mr. Gendell serve as both Chairman and CEO is the most effective leadership structure for the Company at this time. In particular, this structure helps to ensure clarity regarding leadership of the Company, enhances Board discussions with a deeper understanding of the Company’s business, and provides for efficient coordination of Board action. This structure also assists our Chairman and CEO in managing the Company and dealing with third parties more effectively on a day-to-day basis. Our Board regularly reviews all the aspects of our governance profile, including our leadership structure, and will make changes as circumstances warrant.

The overall duty of risk identification and management lies with the Board, which takes an active role in risk oversight. To assist in this task, the Board utilizes the various Board committees to review their respective areas of responsibility. The Audit Committee addresses accounting controls and general financial risk as well as risks associated with cybersecurity matters. The Nominating/Governance Committee addresses Board composition and internal communication risks and oversees corporate governance policies to manage governance-related risks. The HR Compensation Committee addresses risks relating to executive compensation programs and policies as well as workforce risks and pay levels. The Board reviews and monitors additional areas of risk that are not delegated to any specific committee and the overall risk management framework.

Attendance at Meetings
It is the policy of the Board that all directors of the Company attend the Company’s annual meetings. All of the directors attended the 2024 annual meeting held on February 22, 2024.

During fiscal year 2024, there were 9 meetings of the full Board (four in person and the rest telephonically or via videoconference), and each member of the Board attended at least 75% of the aggregate number of meetings of the full Board and meetings of Board committees on which he or she served. At all regularly scheduled meetings of the Board, Mr. Jeffrey Gendell, as the Company’s Chairman of the Board, presided, and an executive session was held without management, including Mr. Jeffrey Gendell, as the Company’s CEO, present.

Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by writing to IES Holdings, Inc. Board of Directors, c/o General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056. Stockholders may also communicate directly with individual directors by addressing their correspondence accordingly. Interested parties may make any concerns known to the Audit Commitee by contacting the Company’s ethics telephone hotline (the “Ethics Line”) at 1-800-347-9550 or going online to iesholdingsinc.ethicspoint.com.

The Company has adopted a Code of Ethics for Financial Executives that applies to the Company’s principal executive officer, principal financial officer, and principal accounting officer. In addition to the Code of Ethics for Financial Executives, the Company has adopted a Code of Business Conduct and Ethics for directors, officers and employees, which has been memorialized as part of the Company’s Legal Compliance and Corporate Policy. Each of these documents can be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com. The Policy is also available in print to any stockholder who requests it by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

Insider Trading Policy and Hedging Policy
The Company's Insider Trading Policy prohibits all directors, officers, employees, contractors and consultants who may, as a result of their position with the Company, have access to material non-public information and the family members of each of the foregoing from trading in the Company’s securities while aware of material non-public information. The policy also prohibits providing any such material non-public information to any other person who may trade in securities while aware of such information. Our Insider Trading Policy has procedures that require transactions in our stock by executive officers, directors and other designated employees only be made during open trading windows after satisfying mandatory pre-clearance requirements.

The Company’s Insider Trading Policy includes a hedging policy that prohibits directors, officers and employees from entering into short sales (the sale of securities not owned) and sales against the box (the sale of securities owned but not delivered against the sale) of any of the Company’s securities. Similarly, the Company’s directors, officers and employees are prohibited from purchasing or selling puts or calls or otherwise trading in or writing options on any of the Company's securities.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Person Transaction Policy that addresses the reporting, review and approval or ratification of transactions with related persons. The Company recognizes that related person transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interest. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between related persons and the Company may be incidental to the normal course of business or provide an opportunity that is in the best interests of the Company to pursue or that, where it is not efficient to pursue an alternative transaction, is not inconsistent with the best interests of the Company. The policy therefore is not designed to prohibit related person transactions; rather, it is intended to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them.

The policy supplements the provisions of the Conflict of Interest Policy in the Company’s Legal Compliance and Corporate Policy concerning potential conflict of interest situations. With respect to persons and transactions subject to the policy, the procedures for reporting, oversight and public disclosure apply. With respect to all other potential conflict of interest situations, the provisions of the Company’s Legal Compliance and Corporate Policy continue to apply.

The policy applies to the following persons (each a “Related Person” and, collectively, “Related Persons”):

•Each director or executive officer of the Company;
•Any nominee for election as a director of the Company;
•Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; and
•Any immediate family member of any of the foregoing persons.

A transaction participated in by the Company with a company or other entity that employs a Related Person or is controlled by a Related Person, or in which a Related Person has an ownership or financial interest material to such Related Person, shall be considered a transaction with a Related Person for purposes of the policy. For purposes of the policy, “related person transaction” means a transaction or arrangement or series of transactions or arrangements in which the Company participates (whether or not the Company is a party) and a Related Person has a direct or indirect interest material to such Related Person. A transaction in which a subsidiary or any other company controlled by the Company participates shall be considered a transaction in which the Company participates.

Except as otherwise provided in the policy, including any delegation of review and approval authority, (i) any director, director nominee or executive officer who intends to enter into a related person transaction shall disclose the intention and all material facts with respect to the transaction to the Audit Committee of the Board, the Chair of the Audit Committee or the Company’s General Counsel, and (ii) any officer or employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee, the Chair of the Audit Committee or the Company’s General Counsel. If a member of the Audit Committee, or the party reviewing the transaction, has an interest in a related person transaction and, after such person excusing himself or herself from consideration of the transaction, there would be fewer than two members of the reviewing party available to review the transaction who do approve the transaction, the transaction shall be reviewed by an ad hoc committee of at least two independent directors designated by the Board (which shall be considered the “Audit Committee” for this purpose).

Subject to the policy, the Audit Committee will review all related person transactions and approve such transactions in advance of such transaction being given effect. Subject to the policy, the Board has also delegated to the Chair of the Audit Committee and the Company’s General Counsel the authority to review and approve any related person transaction that is not required to be publicly reported; such transactions must be disclosed to the Audit Committee at its next regularly scheduled meeting. At the discretion of the Audit Committee, consideration of a related person transaction may be submitted to the Board. All related person transactions shall be publicly disclosed to the extent and in the manner required by applicable legal requirements and listing standards. The Audit Committee may determine that public disclosure shall be made even where it is not so required, if the Audit Committee considers such disclosure to be in the best interests of the Company and its stockholders.

A majority of the Company’s outstanding Common Stock is owned by Tontine. Based on a Form 4 filed with the SEC on December 18, 2024, Tontine owns approximately 54.77% percent of the Company’s outstanding Common Stock. As a result, Tontine can control most of the Company’s affairs, including most actions requiring the approval of stockholders, including the election of directors and the approval of any potential merger or sale of all or substantially all of the Company’s assets or segments, or the Company itself. Most of Tontine’s shares are registered for resale on a shelf registration statement filed by the Company with the

SEC. Tontine’s sale of all or a significant portion of its shares could result in a change of control, which would trigger the change of control provisions in a number of our material agreements, including our credit agreement, bonding agreements with our sureties and our executive severance plan.

The Company is party to a sublease agreement with Tontine Associates, L.L.C. for corporate office space in Greenwich, Connecticut. The term of the sublease agreement extends through September 2025. From March 1, 2023 to August 30, 2024, monthly lease payments were approximately $8,809, excluding charges related to the operation, maintenance, repair, replacement and upkeep of the common areas categorized as additional rent per the terms of the sublease agreement (“CAM Charges”). Beginning September 1, 2024, monthly lease payments excluding CAM Charges decreased to approximately $8,625. Aggregate lease payments due on or after October 1, 2023, the beginning of the Company’s last fiscal year, and through September 30, 2025, the remainder of the current lease term, are approximately $209,038. Our current estimated aggregate CAM Charges due on or after October 1, 2023 through September 30, 2025 are approximately $25,970. During the fiscal year ended September 30, 2024, aggregate lease payments were approximately $105,534, excluding CAM Charges. The lease has terms at market rates and payments by the Company are at a rate consistent with that paid by Tontine Associates, L.L.C. to its landlord.

On December 6, 2018, the Company entered into a Board Observer Letter Agreement with Tontine Associates, L.L.C. (the “Observer Agreement”) in order to assist Tontine in managing its investment in the Company. Subject to the terms and conditions set forth in the Observer Agreement, Tontine has the right, at any time that it holds at least 20% of the outstanding Common Stock of the Company, to appoint a representative to serve as an observer to the Board. The Board observer, who serves at the discretion of and must be reasonably acceptable to those members of the Board who are not affiliates of Tontine, has no voting rights or other decision making authority. Subject to the terms and conditions set forth in the Observer Agreement, so long as Tontine has the right to appoint a Board observer, the Board observer will have the right to attend and participate in meetings of the Board and the committees thereof, subject to confidentiality requirements, and to receive reimbursement for reasonable out-of-pocket expenses incurred in his or her capacity as a Board observer and such rights to coverage under the Company’s directors’ and officers’ liability insurance policy as are available to the Company’s directors.

During fiscal year 2024, Kohltin Simmes, the son of Matthew J. Simmes, the Company’s President and Chief Operating Officer, and Alison Simmes, the wife of Matthew Simmes, were employed by the Company. Mr. Kohltin Simmes’s aggregate compensation for fiscal year 2024 was approximately $450,525, including salary, non-equity incentive compensation, equity incentive awards that vested during the year, health and welfare coverage and 401(k) plan matching contributions. Ms. Simmes’s aggregate compensation for fiscal year 2024 was approximately $502,380, including salary, non-equity incentive compensation, equity incentive awards that vested during the year, health and welfare coverage and 401(k) plan matching contributions. Ms. Simmes’s employment with the Company ended during fiscal year 2024. Mr. Kohltin Simmes continues to be employed by the Company as of January 7, 2025; in fiscal year 2025 he may receive compensation and other benefits from the Company in amounts similar to or greater than those received in fiscal year 2024.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Financial Expert
The Board has determined that each member of the Audit Committee is financially literate, meets the independence requirements of the SEC and Nasdaq and qualifies as an “audit committee financial expert” as defined by SEC rules.

Establishment of Policies and Procedures
The Audit Committee oversees the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as to clearly define the engagement of the Company’s independent auditors for non-audit purposes.
•The Company maintains an Ethics Line, which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft or discrimination. Complaints are forwarded to the General Counsel and the CEO who, in turn, inform the Audit Committee.
•The Company has established a Code of Ethics for Financial Executives, a copy of which may be found on the Company’s website, at www.ies-co.com. A copy of the Code of Ethics is also available in print to any stockholder who requests it by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056. The Code of Ethics applies to the Chief Executive Officer (or other equivalent position), the Chief Financial Officer and the Chief Accounting Officer and reflects the Company’s commitment to the highest standards of personal and professional integrity.
•The Audit Committee has established a pre-approval policy governing non-audit services or audit-related services provided by the independent auditor.
•Pursuant to the policy, the Audit Committee has pre-approved each of the following non-audit services or audit-related services that may be provided by the independent auditor during each fiscal year (provided, however, that the Audit Committee Chair must be informed in advance of the use of the independent auditor for these services): consultation on routine matters in the amount of $50,000, SEC matters in the amount of $50,000, tax matters in the amount of $50,000 and Ernst & Young LLP’s online accounting reference service in the amount of $3,500 per fiscal year.
•All other non-audit or audit-related services provided by the independent auditor, other than de minimis services, must be pre-approved by the Audit Committee, which has delegated the authority to provide such approval to the Chairman of the Audit Committee so long as the Audit Committee is informed as soon as is practicable.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2024
The Audit Committee meets regularly with the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors, with and without representatives of management, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during fiscal year 2024 was compatible with their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC. The Audit Committee has also appointed Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year 2025, subject to stockholder ratification.

Members of the Audit Committee

Joe D. Koshkin (Chair)
Todd M. Cleveland
John L. Fouts

The foregoing report of the Audit Committee shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any of the Company’s future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

AUDIT FEES

Ernst & Young LLP billed the Company fees as set forth in the table below for (i) the audit of the Company’s 2024 and 2023 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2024 and 2023 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2024 and 2023, and (iv) all other products and services it provided during fiscal years 2024 and 2023, including accounting research software tools and permitted non-audit services, as applicable. All of the non-audit services provided and the fees for those services were pre-approved by the Audit Committee in accordance with its pre-approval policy governing non-audit services and audit-related services.

	Fiscal Year	Fiscal Year
	2024	2023
Audit Fees	$2,700,000	$1,950,000
Audit-Related Fees	—	—
Tax Fees	$132,603	$43,000
All Other Fees	—	—

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis should be read in conjunction with the executive compensation tables and related footnotes that follow. The discussion focuses on the compensation programs approved by the Board for fiscal year 2024 for the Company’s Named Executive Officers (“NEOs”). The NEOs in this proxy statement are:
•Jeffrey L. Gendell, Chief Executive Officer,
•Matthew J. Simmes, President and Chief Operating Officer,
•Tracy A. McLauchlin, Senior Vice President, Chief Financial Officer and Treasurer, and
•Mary K. Newman, Vice President, General Counsel and Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Compensation Committee
The Human Resources and Compensation Committee of the Board (referred to in this section as the “Committee”) is comprised entirely of independent directors and is responsible for ensuring that the Company’s executive compensation policies and programs are appropriate to the duties of the Company’s executives and reflect the investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for the Company’s NEOs.

The Company’s Human Resources Department staff, General Counsel and independent consultants engaged by the Committee from time to time may also provide analysis and counsel as requested by the Committee. You can learn more about the Committee’s purpose, responsibilities, and structure by reading the Committee’s charter, which can be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com.

The following is a more detailed discussion of the actions taken by the Committee with respect to fiscal year 2024 and fiscal year 2025 and the reasons for such actions.

Compensation Objectives
The Company’s compensation and benefits program for the NEOs, as described below, is focused on attracting, retaining and motivating the individuals who will engage in the behaviors necessary to enable the Company to succeed by aligning the financial interests of our executives with the near-term critical goals of the Company and the long-term interests of the Company and our stockholders.

Beginning with the Company’s 2011 annual meeting of stockholders, the Company has, in accordance with Section 14A of the Exchange Act, sought an advisory vote of stockholders to approve on an advisory basis the compensation of the Company’s NEOs, as disclosed in the Company’s proxy statement for each annual meeting at which such a vote was required. At each such annual meeting, including the 2024 annual meeting of stockholders, the Company’s stockholders approved, on a non-binding advisory basis, the compensation awarded to the Company’s NEOs for the prior fiscal year. The Committee has considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At the 2023 annual meeting of stockholders, the Company’s stockholders determined, on a non-binding advisory basis, that the stockholder vote on executive compensation should be held once every year. In accordance with this determination, the Company has included in this proxy statement a proposal to approve, on an advisory basis, the compensation awarded to the Company’s NEOs, as disclosed in this Proxy Statement. For additional information, please see “Advisory Vote on Executive Compensation” below.

The Company’s compensation program, which is comprised of salary, benefits, and short- and long-term incentive opportunities, is intended to achieve the following objectives:

•Be fair. The program design and levels are intended to fairly reward executives for their level of responsibility and experience as well as individual performance.

•Link executive pay to Company performance. The program offers variable, at-risk incentive award opportunities, which are payable only if specified short-term financial and strategic goals are achieved, and for certain awards, a portion of the opportunity is payable based on individual performance. The awards may be made in cash, equity or a combination thereof.

•Retain talent. The program’s design takes into account the Company’s need to attract, motivate and retain highly qualified executive talent, and gives certain consideration to the practices of similar companies representative of those with which the Company competes for talent.

•Reward long-term growth in the Company’s earnings and market value. The Company offers, from time to time, performance-based equity and cash grants, which have time-based vesting requirements and may also have certain Company financial performance or stock price performance vesting requirements over a specified period.

•Emphasize stock ownership. As part of our compensation program, the Committee awards equity grants, such as Company performance-based and time-based phantom stock units, to encourage alignment with the perspective of the Company’s long-term stockholders.

Compensation Elements
Presented below are the key characteristics of the primary elements of the NEOs’ compensation.

Compensation Element	Key Characteristics
Base Pay (Fixed)	• Fixed component of pay based on an individual’s skills, responsibilities, experience and performance.
• NEOs are eligible for increases based on performance, market factors and/or changes in job responsibilities.
Short-term Incentive Awards (Variable “at-risk”)	• Variable component of pay; consists of cash or equity.
• Reward for achieving specified Company financial and individual performance goals.
• Goals set at the beginning of each fiscal year and achievement measured following fiscal year end.
Long-term Incentive Awards (Variable “at risk”)	• Variable component of pay; paid in equity and/or cash.
• Reward for creating long-term stockholder value.
• Promotes executive retention.
Discretionary Incentive Awards (Special bonuses)	• Special incentive for achieving significant strategic events; awards have short-term or no time-based restrictions.
• Flexible element of compensation allows the Committee to respond to unexpected circumstances or exceptional performance.
• Variable component of pay; paid in equity and/or cash.
Other Benefits (Health and welfare)	• NEOs are eligible to participate in benefits programs that are available to substantially all salaried employees, which provide for retirement planning as well as basic life, disability and health insurance needs.

Market Benchmarking
The Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of its executives, but the Committee does give certain consideration to the compensation practices of companies representative of those with which the Company competes for talent. In 2023, the Committee engaged Mercer US, Inc. (the “Compensation Consultant”) as its independent consultant with respect to fiscal 2024 compensation decisions, including providing a competitive assessment of the total direct compensation for our NEOs relative to the peer group previously established by the Compensation Consultant. In 2024, the Committee once again engaged the Compensation Consultant as its independent consultant with respect to fiscal 2025 compensation decisions, including assisting the Committee in reviewing and adjusting the previous peer group for compensation purposes, and providing a competitive assessment of the total direct compensation for our NEOs and other key employees relative to that adjusted peer group.

The Committee believes the following factors are relevant to establishing a fair compensation structure that promotes retention, and the Committee considers these factors in establishing an individual executive’s base salary, short-term incentive awards and long-term incentive awards:

•The Company’s performance against predetermined financial measures.

•Individual performance versus personal performance goals.

•Business climate, economic conditions and other factors.

•Competitiveness of our compensation structure and elements relative to companies representative of those with which the Company competes for talent.

The CEO develops pay recommendations for Company NEOs (other than himself) based on each NEO’s responsibilities, market data, the Company’s performance relative to financial performance goals approved by the Committee and individual performance versus personal performance goals. The Committee reviews and approves all compensation elements for the NEOs and sets the compensation of the CEO.

The Committee generally reviews tally sheets for the NEOs, modeling elements of compensation (base salary, annual cash incentive awards, equity incentives, benefits and perquisites), which are utilized as the targeted overall compensation level.

Risk Management in Compensation Programs
The Committee analyzes risk with respect to the Company’s compensation programs on an annual basis. During fiscal year 2024, the Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following: (i) performance targets that align with the perspective of long-term stockholders; (ii) the Company’s “clawback” policy, as described under “Severance Arrangements” below; (iii) annual incentives for executive officers that do not allow for unlimited payouts; and (iv) annual performance and bonus targets for divisional management that are measured and partially paid on a quarterly basis, withholding a significant portion of such bonus amounts for payment in subsequent quarters, with the goal of providing operating management with immediate incentive for superior performance, while simultaneously promoting employee retention and consideration of longer-term performance. In addition, the Committee has adopted a separate “clawback” policy that applies to executive officer compensation beginning in fiscal year 2024. For further information, see “Incentive Compensation Recoupment Policy” below.

Fiscal Year 2024 and 2025 Compensation Decisions

Base Pay
The Committee evaluates the NEOs’ performance annually in light of established corporate and personal goals and objectives. NEO salary levels and adjustments (other than for the CEO) are recommended by the CEO and reviewed and approved by the Committee. Any changes in base salary for the NEOs are based on responsibility, the external market for similar jobs, the individual’s current salary compared to the market and success in achieving business results.

Fiscal Year 2024 Base Pay
In November 2023, taking into account the Company’s business results in fiscal 2023, the peer group compensation information compiled by the Compensation Consultant, the lack of increase in salary levels in the prior year and the recommendation of the CEO (other than with respect to himself), the Committee determined to increase the salary level of Mr. Gendell by approximately 4% to $884,000, the salary level of Ms. McLauchlin by approximately 5.6% to $475,000 and the salary level of Ms. Newman by approximately 9.6%, to $400,000. The salary level of Mr. Simmes was increased by 25%, to $750,000, reflective of the foregoing factors as well as his promotion to President and Chief Operating Officer, which was effective December 7, 2023.

Fiscal Year 2025 Base Pay
In December 2024, after taking into account the Company’s business results in fiscal 2024, the peer group compensation information compiled by the Compensation Consultant, and the recommendation of the CEO (other than with respect to himself), the Committee determined to increase the salary level of Mr. Gendell by approximately 7% to $925,000, the salary level of Ms. McLauchlin by approximately 16% to $550,000 and, reflective of increased responsibilities assigned to her role, the salary level of Ms. Newman by 25%, to $500,000. The salary level of Mr. Simmes did not increase from fiscal year 2024, due to the additional short-term incentive opportunity for fiscal year 2025 offered to Mr. Simmes, as described below under “Fiscal Year 2025 Supplementary Short-Term Incentive Plan.”

Short-Term Incentive Awards
Fiscal Year 2024 Short-Term Incentive Plan
On February 28, 2019, the Board adopted the Company’s Short-Term Incentive Plan (the “STIP”). The STIP provides for an annual award to participants made in cash, equity or a combination thereof, and is based, in part, on Company performance relative to predetermined financial performance objectives and, in part, on individual performance relative to predetermined individual performance objectives, with each component vesting at predetermined payout percentages based on actual performance relative to the threshold, target and maximum performance standards for each component. If actual performance falls below threshold performance, then 0% of such component of the award shall vest.

On November 30, 2023, the Committee made awards under the STIP for fiscal year 2024 (the “2024 STIP”) that pay out in cash. The Committee granted Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman target 2024 STIP awards of $884,000 (100% of base salary), $750,000 (100% of base salary), $332,500 (70% of base salary) and $240,000 (60% of base salary), respectively. The performance conditions for Mr. Gendell’s and Mr. Simmes’s 2024 STIP awards had two parts: (1) 66.67% of the target award was based on achievement of the Company financial performance goal outlined below for fiscal year 2024 and (2) 33.33% of the target award was based on the achievement of personal performance goals for fiscal year 2024, with maximum, target and threshold level payouts as detailed in the following table. The performance conditions for Ms. McLauchlin’s and Ms. Newman’s 2024 STIP awards also had two parts: (1) 50% of the target award was based on achievement of the Company financial performance goal outlined below for fiscal year 2024 and (2) 50% of the target award was based on the achievement of personal performance goals for fiscal year 2024, with maximum, target and threshold level payouts as detailed in the following table.

	2024 Short-Term Incentive Plan Award
	Company Performance Portion of Award (66.67%)				Personal Performance Portion of Award (33.33%)
	Performance Level	Performance Achieved *	Payout %	Cash Payout**	Performance Level	Performance Achieved ***	Payout %	Cash Payout**
Mr. Gendell:	Threshold	62.5%	25%	$147,341	Threshold	2.5	25%	$73,659
	Target (total is 100% Salary)	100%	100%	$589,363	Target (total is 100% Salary)	3.5	100%	$294,637
	Maximum	120%	150%	$884,044	Maximum	5	200%	$589,274

Mr. Simmes:	Threshold	62.5%	25%	$125,006	Threshold	2.5	25%	$62,494
	Target (total is 100% Salary)	100%	100%	$500,025	Target (total is 100% Salary)	3.5	100%	$249,975
	Maximum	120%	150%	$750,038	Maximum	5	200%	$499,950
	Company Performance Portion of Award (50%)				Personal Performance Portion of Award (50%)
	Performance Level	Performance Achieved *	Payout %	Cash Payout**	Performance Level	Performance Achieved ***	Payout %	Cash Payout**
Ms. McLauchlin:	Threshold	62.5	25%	$41,563	Threshold	2.5	25%	$41,563
	Target (total is 70% Salary)	100%	100%	$166,250	Target (total is 70% Salary)	3.5	100%	$166,250
	Maximum	120%	150%	$249,375	Maximum	5	200%	$332,500

Ms. Newman:	Threshold	62.5%	25%	$30,000	Threshold	2.5	25%	$30,000
	Target (total is 60% Salary)	100%	100%	$120,000	Target (total is 60% Salary)	3.5	100%	$120,000
	Maximum	120%	150%	$180,000	Maximum	5	200%	$240,000

*	Performance achieved is measured as percentage of target financial performance.
**	Cash payout determined using linear interpolation for achievement of Company financial performance and personal performance between Threshold, Target and Maximum levels.
***	Personal performance is evaluated on a five point scale with “1” being the lowest and “5” being the highest.

Fiscal Year 2024 STIP Award Goals and Objectives
On November 30, 2023, the CEO recommended, and the Committee approved, the following goals and objectives to be used by the Committee when determining each participating NEO’s 2024 STIP award.
Company Financial Goal: Reflecting a primary focus on the Company’s profitability, the financial performance measure was based on fiscal year 2024 income from continuing operations before income taxes, stock compensation expense and restructuring charges, less gains or losses on the disposition of a business, adjusted, in the sole discretion of the Committee, to reflect extraordinary items during the fiscal year (“Adjusted Pretax Income”).
Personal Performance Goals: The following business/personal goals and objectives were established for the NEOs who participated in the 2024 STIP:
Mr. Gendell
Personal performance goals were established for Mr. Gendell focused on leadership and achievement in the areas of meeting operational and financial goals for fiscal year 2024, succession planning, and establishing strategic plans including with respect to capital allocation.

Mr. Simmes
Personal performance goals were established for Mr. Simmes focused on leadership and achievement in the areas of improving processes and project execution, meeting fiscal year 2024 financial goals, improving the Company’s information technology capabilities including by implementing new enterprise resource planning (“ERP”) software, and succession planning.
Ms. McLauchlin
Personal performance goals were established for Ms. McLauchlin focused on achievement in the areas of financial controls and processes, treasury initiatives, centralization of the information technology function, and financial and tax planning.
Ms. Newman
Personal performance goals were established for Ms. Newman focused on achievement in the areas of legal and transactional matters, corporate compensation and other processes, corporate insurance and benefits programs, and ongoing securities disclosure compliance.

Fiscal Year 2024 STIP Award Payout
On November 21, 2024, based on a review of fiscal year 2024 financial results, the Committee assessed the Company’s performance and determined that the Company recorded Adjusted Pretax Income above the Company’s target, achieving 163.9% of the target fiscal year 2024 income from continuing operations before income taxes, as described in the table below.

	Target	Actual	Percentage of Target Achieved
Adjusted Pretax Income	$180,087,000	$292,979,000	163.9%

Since the Company’s financial performance exceeded 120% of target, the maximum Company performance level under the 2024 STIP was achieved. The Committee therefore awarded each of Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman 150% of the Company financial goals component of their target awards under the 2024 STIP, which component represented 66.67%, 66.67%, 50% and 50%, respectively, of their overall target awards.
The Committee assessed the performance of Mr. Gendell against his personal performance goals outlined above, which represented 33.33% of his target award, and determined to award him 171.7% of the personal performance component of his target award under the 2024 STIP.
The Committee, in consultation with the CEO, then assessed the performance of Mr. Simmes, Ms. McLauchlin and Ms. Newman against their personal performance goals outlined above, which represented 33.33%, 50% and 50%, respectively, of their target awards, and determined to award them 185.7%, 150.8% and 154.8%, respectively, of the personal performance component of their target awards under the 2024 STIP.
The performance reviews of Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were based upon the attainment of individual goals and objectives established as discussed above. The Committee had the sole discretion to increase, decrease or eliminate the amounts otherwise payable to each executive based upon individual performance or any other factors the Committee deemed appropriate. The Committee believes each executive’s award reflects their leadership in their respective areas of management and strong personal performance. As a result, the Committee awarded annual cash incentive awards under the 2024 STIP to Mr. Gendell of $1,389,936 (representing 94% of his maximum eligible award), Mr. Simmes of $1,214,241 (representing 97% of his maximum eligible award) Ms. McLauchlin of $500,080 (representing 86% of her maximum eligible award) and Ms. Newman of $365,760 (representing 87% of her maximum eligible award).

Fiscal Year 2025 Short-Term Incentive Plan
On November 21, 2024, the Committee made awards under the STIP for fiscal year 2025 (the “2025 STIP”). The Committee granted Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman target 2025 STIP awards of $925,000 (100% of base salary), $750,000 (100% of base salary), $385,000 (70% of base salary) and $300,000 (60% of base salary), respectively. The target 2025 STIP awards for Mr. Gendell, Ms. McLauchlin and Ms. Newman increased compared to the 2024 STIP due to their respective increased salary rates, but remained the same as percentage of salary. The structure of the 2025 STIP is identical to the structure of the 2024 STIP, including the percentage of target determined by Company performance and personal performance and the payout matrix for maximum, target and threshold performance.

Fiscal Year 2025 Supplementary Short-Term Incentive Plan
On November 21, 2024, in consideration of Mr. Simmes’ level of responsibility at the Company as well as his role in driving the Company’s performance in fiscal year 2024, the Committee determined to adopt the Fiscal Year 2025 Supplementary Short-Term Incentive Plan (the “2025 SSTIP”). Under the 2025 SSTIP, Mr. Simmes is eligible for a cash bonus opportunity based on the Company’s Adjusted Pretax Income for fiscal year 2025. Mr. Simmes will receive a cash bonus equal to 1.0% of the amount, if any, by which the Company’s Adjusted Pretax Income for fiscal year 2025 exceeds 62.5% of the Company’s target Adjusted Pretax Income for fiscal year 2025, and he will receive an additional cash bonus equal to 1.5% of the amount, if any, by which the Company’s Adjusted Pretax Income for fiscal year 2025 exceeds 100.0% of the Company’s target Adjusted Pretax Income for fiscal year 2025. The maximum payout to Mr. Simmes under the 2025 SSTIP is $7,500,000. The Committee determined that the 2025 SSTIP was an appropriate method to incentivize Mr. Simmes to lead the Company in achieving its financial goals during fiscal year 2025, as well as to better align his compensation structure with that of certain senior members of divisional management.

Long-Term Incentive Awards

Performance-Based Phantom Stock Unit and Restricted Stock Grants
From time to time, the Committee has awarded certain officers and key employees performance-based and time-based shares of restricted Common Stock (“Restricted Shares”) and phantom stock units (“Phantom Units”). Each Phantom Unit represents a contractual right in respect of one share of the Company’s Common Stock.

Long-Term Incentive Plan
On December 4, 2019, the Board adopted the Amended and Restated Long-Term Incentive Plan Annual Grant Program (the “LTIP”), subject to the terms and conditions of the 2006 Equity Incentive Plan. The LTIP provides for annual grants of restricted stock, phantom stock units or other equity or equity-based awards to such of the Company’s executive officers and other key employees as the Committee may designate. The annual grants may vest, as determined in the discretion of the Committee, based on: (i) actual performance relative to predetermined Company performance measures during the three fiscal-year period commencing with the fiscal year in which the grant is made, or such other period as determined by the Committee, (ii) continued service through the scheduled vesting date, or (iii) a combination of the foregoing. Any performance-based awards shall vest (i) at predetermined vesting percentages if actual performance is equal to the threshold, target and maximum performance measures for the relevant performance period, (ii) based on linear interpolation if actual performance is between such measures, and (iii) at 0% if actual performance is below the threshold performance measure.

Fiscal Year 2022 Phantom Unit Awards
On December 1, 2021, the Committee awarded certain officers and key employees, including Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY22 Phantom Units”) under the LTIP. The vesting date for FY22 Phantom Units was mid-December 2024 (the “FY22 Scheduled Vesting Date”). Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 12,124 FY22 Phantom Units, 7,577 FY22 Phantom Units and 5,254 FY22 Phantom Units, respectively.

The vesting of two-thirds, two-thirds and 25%, respectively, of Mr. Simmes’s, Ms. McLauchlin’s and Ms. Newman’s FY22 Phantom Units (the “FY22 Cumulative Income Units”) were subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2022-2024 fiscal years (the “FY2022-24 Performance Period”). Cumulative Adjusted Pretax Income was calculated from the Company’s annual financial statements for the FY2022-24 Performance Period. Between zero percent (0%) and one-hundred twenty percent (120%) of each recipient’s target number of FY22 Cumulative Income Units could have vested based on the achievement of Cumulative Adjusted Pretax Income during the FY2022-24 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY22 Cumulative Income Units, the recipient must also have remained continuously employed through the FY22 Scheduled Vesting Date.

The remaining one-third, one-third and 75%, respectively, of Mr. Simmes’s, Ms. McLauchlin’s and Ms. Newman’s FY22 Phantom Units were subject to a time-based vesting schedule (the “FY22 Time-Based Units”), with the FY22 Time-Based Units scheduled to vest on the FY22 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY22 Time-Based Units, the recipients must have remained continuously employed through the FY22 Scheduled Vesting Date.

On November 21, 2024, based on a review of financial results for the FY2022-24 Performance Period, the Committee determined that the Company recorded Cumulative Adjusted Pretax Income of $487,769,000 for the FY2022-24 Performance Period, which exceeded the target performance level of $361,818,000 by 34.8%. As a result, the FY22 Cumulative Income Units vested at 120% of target. On November 22, 2024, Mr. Simmes vested in 9,699 FY22 Cumulative Income Units and 4,041 FY22 Time-Based Units, Ms. McLauchlin vested in 6,062 FY22 Cumulative Income Units and 2,526 FY22 Time-Based Units and Ms. Newman vested in 1,576 FY22 Cumulative Income Units and 3,940 FY22 Time-Based Units.

Fiscal Year 2023 Phantom Unit Awards
On December 1, 2022, the Committee awarded certain officers and key employees, including Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY23 Phantom Units”) under the LTIP. The vesting date for FY23 Phantom Units is mid-December 2025 (the “FY23 Scheduled Vesting Date”). Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 25,096 FY23 Phantom Units, 17,715 FY23 Phantom Units, 11,072 FY23 Phantom Units and 7,676 FY23 Phantom Units, respectively. The vesting of two-thirds of each NEO’s Phantom Unit award is subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2023-2025 fiscal years (the “FY2023-25 Performance Period”). Between zero percent (0%) and one-hundred twenty percent (120%) of each recipient’s target number of FY23 Cumulative Income Units may vest based on the achievement of Cumulative Adjusted Pretax Income during the FY2023-25 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY23 Cumulative Income Units, the recipient must also remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY23 Scheduled Vesting Date.

The remaining one-third of each NEO’s FY23 Phantom Units are subject to a time-based vesting schedule (the “FY23 Time-Based Units”), with the FY23 Time-Based Units scheduled to vest on the FY23 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY23 Time-Based Units, the recipients must remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY23 Scheduled Vesting Date

Fiscal Year 2024 Phantom Unit Awards
On November 30, 2023, the Committee awarded certain officers and key employees, including Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY24 Phantom Units”) under the LTIP. The vesting date for FY24 Phantom Units is mid-December 2026 (the “FY24 Scheduled Vesting Date”). Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 12,402 FY24 Phantom Units, 10,521 FY24 Phantom Units, 5,962 FY24 Phantom Units and 4,209 FY24 Phantom Units, respectively. The vesting of two-thirds of each NEO’s Phantom Unit award is subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2024-2026 fiscal years (the “FY2024-26 Performance Period”). Between zero percent (0%) and one-hundred twenty percent (120%) of each recipient’s target number of FY24 Cumulative Income Units may vest based on the achievement of Cumulative Adjusted Pretax Income during the FY2024-26 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY24 Cumulative Income Units, the recipient must also remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY24 Scheduled Vesting Date.

The remaining one-third of each NEO’s FY24 Phantom Units are subject to a time-based vesting schedule (the “FY24 Time-Based Units”), with the FY24 Time-Based Units scheduled to vest on the FY24 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY24 Time-Based Units, the recipients must remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY24 Scheduled Vesting Date.

Fiscal Year 2025 Phantom Unit Awards
On November 22, 2024, the Committee awarded certain officers and key employees, including Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY25 Phantom Units”) under the LTIP. The vesting date for FY25 Phantom Units is mid-December 2027 (the “FY25 Scheduled Vesting Date”). Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 3,320 FY25 Phantom Units, 2,691 FY25 Phantom Units, 1,776 FY25 Phantom Units and 1,346 FY25 Phantom Units, respectively. The vesting of two-thirds of each NEO’s Phantom Unit award is subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2025-2027 fiscal years (the “FY2025-27 Performance Period”). In connection with the FY25 Phantom Unit awards, the Committee determined to (i) maintain the 120% vesting percentage for achievement of 110% of target Cumulative Adjusted Pretax Income for the FY2025-27 Performance Period, consistent with prior year awards under the LTIP, and (ii) increase the maximum vesting percentage to 150% for achievement of 120% or greater of target Cumulative Adjusted Pretax Income for the FY2025-27 Performance Period. The Committee determined that the increase in the maximum vesting percentage would better align the LTIP with equity award practices at peer companies.

Except as otherwise provided in the applicable award agreement, to vest in the FY25 Cumulative Income Units, the recipient must also remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY25 Scheduled Vesting Date.

The remaining one-third of each NEO’s FY25 Phantom Units are subject to a time-based vesting schedule (the “FY25 Time-Based Units”), with the FY25 Time-Based Units scheduled to vest on the FY25 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY25 Time-Based Units, the recipients must remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY25 Scheduled Vesting Date.

Other Long-Term Incentive Awards
Jeffrey L. Gendell
On December 1, 2021, Mr. Gendell received an equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan, of 50,000 Phantom Units (the “Gendell Stock Price-Based Award”), divided into two equal tranches that were subject to two vesting requirements. First, each tranche would vest only if the closing price per share of the Company’s Common Stock equaled or exceeded $90 per share for any 20 trading days out of 25 consecutive trading days at any time on or before December 1, 2026 (the “Stock Price Performance Requirement”). In addition, the vesting of the first tranche was subject to Mr. Gendell’s continued employment by the Company or service on the Board through December 1, 2023, and the second tranche was subject to his continued employment or service on the Board through December 1, 2024. If the Gendell Stock Price Performance Requirement was not satisfied on or before December 1, 2026, then none of the Phantom Units would vest and all of the Phantom Units under the Gendell Stock Price-Based Award would be forfeited for no consideration. The vesting conditions of the Gendell Stock Price-Based Award were satisfied and Mr. Gendell vested in 25,000 Phantom Units on March 7, 2024 and vested in the remaining 25,000 Phantom Units on December 1, 2024.

Matthew J. Simmes
On December 3, 2021, pursuant to the Simmes Letter Agreement (discussed under “Employment Agreements” below), Mr. Simmes received an equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan, of 50,000 Phantom Units (the “Simmes Stock Price-Based Award”) divided into two equal tranches that were subject to vesting requirements. One-half of each tranche would vest only if the closing price per share of the Company’s Common Stock equaled or exceeded $75 per share for any 20 trading days out of 25 consecutive trading days at any time on or before December 3, 2026 and the remaining half of each tranche would vest only if the closing price per share of the Company’s Common Stock equaled or exceeded $90 per share for any 20 trading days out of 25 consecutive trading days at any time on or before December 3, 2026. In addition, the vesting of the entire first tranche was subject to Mr. Simmes’s continued employment by the Company or a majority-owned subsidiary of the Company through December 3, 2023 and the vesting of the entire second tranche was subject to his continued employment through December 3, 2024. The vesting conditions of the Simmes Stock Price-Based Award were satisfied and Mr. Simmes vested in 12,500 Phantom Units on January 8, 2024, 12,500 Phantom Units on March 7, 2024 and 25,000 Phantom Units on December 3, 2024.

On December 5, 2023, in connection with the promotion of Mr. Simmes to the position of President and Chief Operating Officer of the Company, the Compensation Committee determined to grant Mr. Simmes an additional equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan of 25,000 Phantom Units (the “Simmes Time-Based Award”), which is scheduled to vest on December 7, 2026, subject to Mr. Simmes’s continued employment by the Company or a majority-owned subsidiary of the Company through such date.

Value Creation Grants
On November 21, 2024, the Committee, in consideration of the Company’s operating and financial performance and successful implementation of certain key strategic initiatives, and the related significant increase in stockholder value, under the leadership of the NEOs, as well as the expected vesting of the Gendell Stock Price-Based Award and the Simmes Stock-Price Based Award, approved the grant to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman of special equity incentive awards of 50,000, 40,000, 6,000 and 5,000, respectively, time-based phantom stock units (the “Value Creation PSUs”). The Value Creation PSUs granted to each individual are comprised of two equal tranches that are scheduled to vest on or about December 1, 2026 and December 1, 2027, subject to each NEO’s continued employment by the Company (or in the case of Mr. Gendell, service on the Board) or a majority-owned subsidiary of the Company through the respective scheduled vesting dates. Mr. Simmes’ Value Creation PSU award will be settled in cash; the other NEOs’ Value Creation PSU awards will be settled in shares.

Discretionary Incentive Awards
In addition to the annual cash incentive awards described above, the Committee has in the past provided, and may from time to time in the future provide, discretionary equity or cash incentive awards for NEOs that have short-term or no time-based restrictions and that are based on achievement of significant strategic events, such as acquisitions, which the Committee believes will significantly impact the long-term performance of the Company. On December 5, 2023, the Committee determined to award special discretionary incentive awards to each of the NEOs in recognition of their respective contributions to the reorganization of the Residential segment of the Company. The Committee made cash awards to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman of $100,000, $400,000, $100,000 and $75,000, respectively (the “2023 Discretionary Incentive Awards”), and made a grant of 5,612 Phantom Units (the “Simmes Special Equity Award”) to Mr. Simmes, which Phantom Units are scheduled to vest on December 7, 2026, subject to Mr. Simmes’s continued employment by the Company or a majority-owned subsidiary of the Company through such date.

On November 21, 2024, the Committee again determined to award special discretionary incentive awards to each of the NEOs in recognition of their respective contributions to the Company’s strong operating and financial performance during fiscal year 2024. The Committee made cash awards to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman of $1,500,000, $2,285,000, $300,000 and $200,000, respectively (the “2024 Discretionary Incentive Awards”).

Employment Agreements

Jeffrey L. Gendell Letter Agreement
On October 2, 2020, the Company and Mr. Gendell entered into an Amended and Restated Letter Agreement in connection with Mr. Gendell’s appointment, effective October 1, 2020, as CEO of the Company (the “Gendell Letter Agreement”). In addition to the compensation related matters discussed above, the Gendell Letter Agreement provides that Mr. Gendell is eligible to participate in certain of the Company’s benefit plans that are generally available to all employees of the Company. Mr. Gendell is not entitled to any fees or other compensation for his services as a director and the Chairman of the Board.

Pursuant to the Gendell Letter Agreement, Mr. Gendell will be eligible for 12 months of COBRA payments by the Company in the event that his employment ends by reason of his death, Disability or Qualifying Termination (each as defined in the Severance Plan (as defined under “Severance Arrangements” below)), but he will not otherwise participate in the Severance Plan.

Matthew J. Simmes Letter Agreement
On December 3, 2021, in connection with Mr. Simmes’s appointment as Chief Operating Officer of the Company, the Company entered into the Simmes Letter Agreement. In addition to the compensation related matters discussed above, the Simmes Letter Agreement provides that Mr. Simmes is eligible to participate in certain of the Company’s benefit plans, including the Severance Plan (as defined under “Severance Arrangements” below).

Mary K. Newman Employment Agreement
On December 2, 2019, in connection with her appointment as Vice President, General Counsel and Corporate Secretary of the Company, the Company entered into an Employment Agreement with Ms. Newman (the “Newman Employment Agreement”). The Newman Employment Agreement provides that Ms. Newman is eligible to participate in certain of the Company’s benefit plans, including the Severance Plan.

401(k) Plan
The Company provides all employees the opportunity to participate in one of several 401(k) plans, which vary by division. Under the Company’s largest 401(k) plan, the IES Holdings, Inc. Retirement Savings Plan (the “401(k) Plan”), in fiscal year 2024, the Company matched 40% of the first 5% that an employee contributed to the 401(k) Plan on a pre-tax basis. However, in order for the 401(k) Plan to comply with nondiscrimination requirements of Section 401(k) of the Internal Revenue Code, highly compensated employees (“HCEs”) are generally subject to an aggregate contribution limit in the range of 4-6% of their base annual earnings. Details about the 401(k) Plan are shown in the “All Other Compensation” column of the “Summary Compensation Table” below.

Other Benefits
During fiscal year 2024, minimal perquisites were provided by the Company to the NEOs. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

The Committee annually reviews the perquisites and additional benefits, if any, provided to executive officers as part of its overall review of executive compensation. Because the aggregate perquisites paid to each NEO during fiscal year 2024 did not exceed $10,000, perquisites are not quantified in the “Summary Compensation Table” and “All Other Compensation” table below.

Executive Stock Ownership Guidelines
The Board does not impose formal stock ownership guidelines for the Company’s executive officers, including the NEOs. The Board believes its annual review of each executive officer’s compensation and stock ownership levels and short and long-term equity incentive programs are sufficient to ensure that executives maintain a meaningful economic stake in the Company.

Incentive Compensation Recoupment Policy
The Company has adopted an Incentive Compensation Recoupment Policy (the “Clawback Policy”), in accordance with the Nasdaq and SEC requirements. The Clawback Policy provides that the Company shall, in the event of certain accounting restatements, recover erroneously awarded incentive compensation from executive officers during a three-year look back period.

TAX CONSIDERATIONS

Deductibility Cap on Executive Compensation
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the Company generally cannot take a tax deduction for compensation paid in excess of $1 million to any person whose compensation was required to be included in the Company’s proxy statement for any fiscal year after 2016, subject to certain grandfathering rules for compensation arrangements in effect on November 2, 2017. The Committee considers tax implications to the Company as one of many factors in its compensation decisions and attempts to structure compensation and awards to preserve tax deductibility. The Committee may choose, however, to provide compensation that may not be deductible if it believes such payments are necessary to achieve our compensation objectives and to protect stockholder interests. The Committee will continue to monitor any changes to tax laws and accounting rules, and reserves the right to revise certain programs to appropriately align the tax consequences and accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Golden Parachute Taxes
Under certain circumstances, payments received by our executive officers as a result of a change in control may be subject to excise taxes and may not be fully deductible. The Committee considered the possible effects of these taxes in developing the Severance Plan described under “Severance Arrangements” below.

Section 409A
During fiscal year 2024, the Committee continued to monitor its compliance with Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes additional limitations on non-qualified deferred compensation plans in order to ensure their full compliance with the Act. The Company believes all of its benefit plans substantially conform to the requirements of Section 409A.

PAYMENTS UPON A CHANGE IN CONTROL

For information concerning payments upon the termination of the NEOs, including upon certain triggering events, please see “Severance Arrangements” below. In addition to the severance related matters discussed below, the Phantom Units have special vesting provisions that apply if, prior to the applicable scheduled vesting date, there is a change in control of the Company (as defined in the Company’s 2006 Equity Incentive Plan in effect at the time of the grant). If, following the occurrence of a change in control, the Phantom Units relate to a class of stock that was publicly traded on an established U.S. securities market (a “Publicly Traded Stock”), then the performance conditions with respect to the Phantom Units that relate to such Publicly Traded Stock will be deemed met at maximum levels, and the Phantom Units will become subject only to the continued employment conditions otherwise applicable to such Phantom Units. If the Phantom Units do not relate to a Publicly Traded Stock following the occurrence of a change in control, then such Phantom Units will vest in full upon the occurrence of the change in control, with performance conditions being deemed met at maximum levels.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Committee believes that the executive compensation and policies provide the necessary incentives to properly align executive performance and the interests of the stockholders.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Human Resources and Compensation Committee

Todd M. Cleveland (Chair)
Jennifer A. Baldock
Joe D. Koshkin

The foregoing report of the Human Resources and Compensation Committee shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be deemed incorporated by reference into any of the Company’s future filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

2024 SUMMARY COMPENSATION TABLE

The following table displays the total compensation earned by the NEOs in fiscal years 2022, 2023 and 2024, or for such shorter period for which disclosure is required under SEC rules.

Name and Principal Position	Fiscal Year	Salary $	Bonus $(1)	Stock Awards $ (2)(3)(4)	Option Awards $	Non-Equity Incentive Plan Compensation $ (5)	All Other Compensation $ (6)	Total $
Jeffrey L. Gendell	2024	884,000	1,500,000	926,419	—	1,389,936	—	4,700,355
Chief Executive Officer	2023	850,000	100,000	902,452	—	1,312,963	—	3,165,415
	2022	825,000	—	1,400,000	—	—	—	2,225,000

Matthew J. Simmes	2024	750,000	2,285,000	3,072,635	—	1,214,241	4,500	7,326,376
President & Chief Operating Officer	2023	600,000	400,000	637,031	—	948,395	6,600	2,592,026
	2022	534,038	—	2,139,337	—	500,000	6,100	3,179,475

Tracy A. McLauchlin	2024	475,000	300,000	445,361	—	500,080	6,900	1,727,341
SVP, Chief Financial Officer &	2023	450,000	100,000	398,149	—	440,213	6,600	1,394,962
Treasurer	2022	440,500	—	367,512	—	149,085	6,100	963,197

Mary Newman	2024	400,000	200,000	314,412	—	365,760	7,262	1,287,434
VP, General Counsel &	2023	365,000	75,000	276,065	—	297,913	6,692	1,020,670
Corporate Secretary	2022	361,250	—	254,823	—	142,533	5,475	764,081

(1)For Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, the amount in this column for fiscal year 2023 represent their respective 2023 Discretionary Incentive Awards and the amount in this column for fiscal year 2024 represents their respective 2024 Discretionary Incentive Awards.
(2)The amounts in this column represent the aggregate grant date fair value of Phantom Unit awards granted during the applicable fiscal years, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Certain assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended September 30, 2024 included in our Annual Report on Form 10-K filed with the SEC on November 22, 2024. Awards which vest upon achievement of a specified share price are valued using a Monte Carlo simulation performed as of the date of the grant. Awards which vest upon achievement of a financial performance target or upon the passage of time are valued based on the closing share price of the Company’s Common Stock on the grant date and assume the vesting conditions are achieved at target, which we determined to be the probable outcome of such performance conditions as of the date of grant.
(3)The amount in this column for Mr. Gendell for fiscal year 2022 includes the Gendell Stock Price-Based Award. The amount in this column for Mr. Simmes for fiscal year 2022 includes the Simmes Stock Price-Based Award and the amount in this column for Mr. Simmes for fiscal year 2024 includes the Simmes Special Equity Award and the Simmes Time-Based Award. For additional information, see “Long-Term Incentive Awards — Other Long-Term Incentive Awards” above.
(4)On December 3, 2021, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 12,124, 7,577 and 5,254 FY22 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY22 Phantom Units, calculated assuming maximum performance, were $666,479, $416,555 and $267,581, respectively. On December 1, 2022, Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 25,096, 17,715, 11,072 and 7,677 FY23 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY23 Phantom Units, calculated assuming maximum performance, were $1,022,774, $721,969, $451,226 and $312,888, respectively. On December 7, 2023, Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 12,402, 10,521, 5,962 and 4,209 FY24 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY24 Phantom Units, calculated assuming maximum performance, were $1,049,983, $890,723, $504,748 and $356,319, respectively. For additional information, see “Long-Term Incentives” above.
(5)The amounts in this column represent the cash awards earned by the NEOs under the STIP for that fiscal year. Mr. Gendell did not participate in the STIP in fiscal 2022.
(6)The amounts in this column for fiscal year 2024 reflect Company matching contributions under the 401(k) Plan. During fiscal year 2024, the total value of all perquisites and personal benefits received by each NEO was less than $10,000.

GRANTS OF PLAN BASED AWARDS

The following table sets forth specific information with respect to equity and non-equity incentive plan awards made to the NEOs in fiscal year 2024 under the STIP and LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under All Other Stock Awards: Number of Shares of Stock or Units			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	($)						(#)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey L. Gendell	11/30/23	$221,000	$884,000	$1,473,318
Jeffrey L. Gendell	12/7/23				8,268	12,402	14,056			$926,419
Matthew J. Simmes	11/30/23	$187,500	$750,000	$1,249,988
Matthew J. Simmes	12/7/23				7,014	10,521	11,924			$785,919
Tracy A. McLauchlin	11/30/23	$83,125	$332,500	$581,875
Tracy A. McLauchlin	12/7/23				3,975	5,962	6,757			$445,361
Mary K. Newman	11/30/23	$60,000	$240,000	$420,000
Mary K. Newman	12/7/23				2,806	4,209	4,770			$314,412

(1)	Awards in this table were granted in fiscal year 2024. The amount earned in fiscal 2024 in respect of each award is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table sets forth specific information with respect to unexercised options, unvested PSUs and shares of restricted stock and other unvested equity incentive plan awards outstanding as of September 30, 2024 for each NEO.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Jeffrey L. Gendell	46,528	(2)	9,287,919	29,999	(3)	5,988,400
Matthew J. Simmes	78,764	(4)	15,722,870	22,589	(5)	4,509,216
Tracy A. McLauchlin	14,265	(6)	2,847,579	13,627	(7)	2,720,222
Mary K. Newman	9,478	(8)	1,891,998	9,509	(9)	1,898,187

(1)Calculated based on the closing price per share of the Company’s Common Stock on September 30, 2024 of $199.62.
(2)Includes 8,365 unvested FY23 Time-Based Units, 4,134 unvested FY24 Time-Based Units, and 9,029 Director PSUs, which convert to shares of Common Stock when Mr. Gendell leaves the Board for any reason. For additional information, see “Director Compensation” below. Also includes 25,000 unvested Phantom Units awarded pursuant to the Gendell Stock Price-Based Award for which the Stock Price Performance Requirement was satisfied during fiscal year 2024 but for which the employment condition was satisfied subsequent to the end of fiscal year 2024.
(3)Includes 20,077 unvested FY23 Cumulative Income Units (assuming 16,731 target FY23 Cumulative Income Units vest at maximum) and 9,922 unvested FY24 Cumulative Income Units (assuming 8,268 target FY24 Cumulative Income Units vest at maximum).
(4)Includes 5,905 unvested FY23 Time-Based Units, 3,507 unvested FY24 Time-Based Units and 25,000 unvested Phantom Units awarded pursuant to the Simmes Stock Price-Based Award for which the stock price requirements were satisfied during fiscal year 2024 but for which the employment condition was satisfied subsequent to the end of fiscal year 2024. Also includes 4,041 FY22 Time-Based Units, which vested on November 22, 2024 and 9,699 FY22 Cumulative Income Units, which vested on November 22, 2024 (as a result of 8,082 FY22 Cumulative Income Units vesting at 120% of target). Also includes 25,000 unvested Phantom Units awarded pursuant to the Simmes Time-Based Award and 5,612 unvested Phantom Units Awarded pursuant to the Simmes Special Equity Award.
(5)Includes 14,172 unvested FY23 Cumulative Income Units (assuming 11,810 target FY23 Cumulative Income Units vest at maximum) and 8,417 unvested FY24 Cumulative Income Units (assuming 7,014 target FY24 Cumulative Income Units vest at maximum).
(6)Includes 3,691 unvested FY23 Time-Based Units and 1,987 unvested FY24 Time-Based Units. Also includes 2,526 FY22 Time-Based Units, which vested on November 22, 2024 and 6,062 FY22 Cumulative Income Units, which vested on November 22, 2024 (as a result of 5,052 target FY22 Cumulative Income Units vesting at 120% of target).
(7)Includes 8,857 unvested FY23 Cumulative Income Units (assuming 7,381 target FY23 Cumulative Income Units vest at maximum) and 4,770 unvested FY24 Cumulative Income Units (assuming 3,975 target FY24 Cumulative Income Units vest at maximum).
(8)Includes 2,559 unvested FY23 Time-Based Units and 1,403 unvested FY24 Time-Based Units. Also includes 3,940 FY22 Time-Based Units, which vested on November 22, 2024 and 1,576 FY22 Cumulative Income Units, which vested on November 22, 2024 (as a result of 1,313 target FY22 Cumulative Income Units vesting at 120% of target).
(9)Includes 6,142 unvested FY23 Cumulative Income Units (assuming 5,118 target FY23 Cumulative Income Units vest at maximum) and 3,367 unvested FY24 Cumulative Income Units (assuming 2,806 target FY24 Cumulative Units vest at maximum).

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2024

The following table sets forth, on an aggregate basis, specific information with respect to each exercise of options and vesting of stock, including Phantom Units and similar instruments for each NEO during fiscal year 2024.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Jeffrey L. Gendell(1)	—	—	25,000	2,878,500
Matthew J. Simmes(2)	—	—	25,000	2,406,750
Tracy A. McLauchlin(3)	—	—	8,904	665,113
Mary K. Newman(4)	—	—	6,489	484,743
__________________

(1)	On March 7, 2024, Mr. Gendell vested in 25,000 Phantom Units that were awarded to him on December 1, 2021 pursuant to the Gendell Stock Price-Based Award.
(2)	On January 8, 2024, Mr. Simmes vested in 12,500 Phantom Units that were awarded to him on December 3, 2021 pursuant to the Simmes Stock Price-Based Award and on March 7, 2024 he vested in another 12,500 Phantom Units awarded pursuant to the Simmes Stock Price-Based Award.
(3)	On December 7, 2023, Ms. McLauchlin vested in 8,904 Phantom Units that were awarded to her pursuant to the LTIP in December 2020.
(4)	On December 7, 2023, Ms. Newman vested in 6,489 Phantom Units that were awarded to her pursuant to the LTIP in December 2020.

SEVERANCE ARRANGEMENTS

Introduction

All NEOs other than Mr. Gendell are subject to the Company’s Second Amended and Restated Executive Officer Severance Benefit Plan (the “Severance Plan”). The Committee annually reviews the Severance Plan to determine its continuing need as well as the amount and nature of compensation potentially payable thereunder.

When executive positions become available, we may search for potential replacements not only within the Company but also in the marketplace, with the assistance of placement firms. Since prospective candidates from outside the Company are often already employed, they must be recruited and the total compensation offered must satisfy the need to incentivize and reward the individual. Additionally, we find that, in light of variable economic conditions, prospective executives are often also looking for an element of security, which will ensure a source of income in the event of a Qualifying Termination (as defined in the Severance Plan).

The risk of unemployment is heightened in the event of a Change of Control (as defined in the Severance Plan) of the Company, since the limited number of executive positions often results in terminations due to non-cost effective duplication. Thus, by supporting the Company’s efforts to recruit the best possible executives by providing them with a degree of economic security following a Qualifying Termination, the Severance Plan is mutually beneficial to the Company and the executive. The severance benefits that may be payable under the Severance Plan are tied to the elements of the Company’s ongoing compensation program discussed above, which includes base salary, annual cash incentives, equity incentives, and benefits.

The Severance Plan also includes a “clawback” provision which permits the Company, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires an executive to repay the Company “erroneously awarded” amounts of incentive compensation, to recoup such amount by reducing the severance pay or benefit otherwise due the executive under the Severance Plan.

Mr. Gendell does not participate in the Severance Plan. Pursuant to the Gendell Letter Agreement, Mr. Gendell is eligible to receive 12 months of COBRA payments by the Company in the event his employment ends by reason of his death, Disability or Qualifying Termination (as defined in the Severance Plan).

The following information provides more detail concerning the specific terms and conditions of the Severance Plan and describes the approximate value of the payments to be received by each of the NEOs in the event of a Qualifying Termination or death or Disability under the Severance Plan. The actual amounts to be paid can only be determined at the time of an executive’s separation from the Company. Thus, as disclosed herein, the amounts of compensation payable to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman assume that such terminations were effective as of September 30, 2024 and include amounts earned through such time.

	Termination Without Cause or For Good Reason After Change in Control	Termination Without Cause or For Good Reason Prior to Change in Control	Death or Disability
Name	($) (1)	($)	($)
Jeffrey L. Gendell, Chairman and Chief Executive Officer
Bonus for year of Separation (2)	—	—	—
Cash Severance (3)	—	—	—
Unvested and Accelerated Phantom Units (4)	—	—	—
Health Care Benefits (5)	17,064	17,064	17,064
Total	17,064	17,064	17,064

Matthew J. Simmes, President & Chief Operating Officer
Bonus for year of Separation (2)	2,428,482	1,214,241	1,214,241
Cash Severance (3)	1,500,000	750,000	750,000
Unvested and Accelerated Phantom Units (4)	20,231,886	12,895,785	20,231,886
Health Care Benefits (5)	17,064	17,064	17,064
Total	24,177,432	14,877,090	22,213,191

Tracy A. McLauchlin, Senior Vice President & Chief Financial Officer
Bonus for year of Separation (2)	1,000,160	500,080	500,080
Cash Severance (3)	950,000	475,000	475,000
Unvested and Accelerated Phantom Units (4)	5,567,801	3,833,636	5,567,801
Health Care Benefits (5)	23,186	23,186	23,186
Total	7,541,147	4,831,902	6,566,067

Mary K. Newman, Vice President, General Counsel
& Corporate Secretary
Bonus for year of Separation (2)	731,520	365,760	365,760
Cash Severance (3)	800,000	400,000	400,000
Unvested and Accelerated Phantom Units (4)	3,790,185	2,576,429	3,790,185
Health Care Benefits (5)	7,659	7,659	7,659
Total	5,329,364	3,349,848	4,563,604

(1)	Termination by the Company without Cause or by the covered executive for Good Reason, in either case, on or within 12 months following a Change in Control event.

(2)	Prior to a Change in Control, the amount of any annual bonus is as determined by the Compensation Committee and payable at the same time that annual bonuses for such fiscal year are paid to other similar executives of the Company. On or after a Change in Control, a lump sum payment equal to two times the greater of the most recent (i) annual bonus paid to the covered executive or (ii) covered executive’s annual bonus opportunity, payable when the release executed by the executive in connection with the termination becomes irrevocable. The annual bonus opportunity amounts for Mr. Simmes, Ms. McLauchlin and Ms. Newman are calculated in accordance with the STIP.
(3)	Prior to a Change in Control, continued payment of base salary then in effect for 12 months immediately following the date of termination. On or after a Change in Control, continued payment of base salary then in effect for 24 months immediately following the date the release executed by the executive in connection with the termination becomes irrevocable.
(4)	Reflects the value of unvested Phantom Units held on September 30, 2024 that would experience accelerated vesting due to termination of employment. If the executive’s employment is terminated after a Change in Control that occurs prior to the vesting date(s), or in the event of a termination as the result of death or Disability, then the Phantom Units will become fully vested assuming that any performance requirements were achieved at maximum levels. In the event of termination of employment prior to a Change in Control, the unvested Phantom Units will vest on a pro-rated basis based on the percentage of the performance period for which the covered executive was actively employed by the Company and only to the extent performance objectives were ultimately achieved. The value of the Phantom Units in the table that vest upon achievement of a financial performance target is calculated assuming performance requirements were achieved at maximum levels.
(5)	Reflects the approximate cost to provide health care continuation benefits to the covered executive and his or her eligible dependents under COBRA for 12 months following termination, though if the covered executive’s COBRA coverage terminates earlier, the actual cost would likely be less.

The following definitions are used in the Severance Plan described above, except as where otherwise indicated below.

“Cause” means (i) the executive’s gross negligence in the performance or intentional nonperformance of any of the executive’s material duties and responsibilities to the Company or a participating affiliate; (ii) the executive’s dishonesty, theft, embezzlement or fraud with respect to the business, property, reputation or affairs of the Company or a participating affiliate; (iii) the executive’s conviction of, or a plea of other than not guilty to, a felony or a misdemeanor involving moral turpitude; (iv) the executive’s confirmed drug or alcohol abuse that materially affects the executive’s service or violates the Company’s or a participating affiliate’s drug or alcohol abuse policy; (v) the executive’s violation of a material Company or a participating affiliate’s personnel or similar policy, such policy having been made available to the executive by the Company or a participating affiliate or a material contract with the Company or an affiliate; or (vi) the executive’s having committed any material violation of any federal or state law regulating securities (without having relied on the advice of the Company’s attorney) or having been the subject of any final order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving fraud, including, without limitation, any such order consented to by the executive in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

“Good Reason” in the Severance Plan is defined as:

•Any material reduction in the executive’s duties, responsibilities or annual rate of base cash compensation,

•Any relocation of the Company’s corporate office that is more than 50 miles from the executive’s primary place of employment, or

•The Company’s termination of the Severance Plan or a demotion or transfer that results in the executive no longer being covered by the Severance Plan.

All of the above are valid reasons only if the Company fails to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes Good Reason and the executive must give the Company written notice of the event by the 90th day following its occurrence.

A “Change in Control” is defined in the Severance Plan as follows:

•Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, other than Tontine, the Company or any subsidiary, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, more than 50% of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

•Current directors shall cease for any reason to constitute at least a majority of the members of the Board (current directors means, as of the date of determination, any person who (1) was a member of the Board on the date that the Company’s Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code became effective or (2) was nominated for election or was elected by the Board with the affirmative vote of a majority of the current directors who were members of the Board at the time of such nomination or election) or at any meeting of stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

•The consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions of all or substantially all of the assets of the Company; provided that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

PAY RATIO DISCLOSURE

In accordance with SEC rules, we have calculated the ratio of the compensation of our Principal Executive Officer (“PEO”), which was our Chief Executive Officer during fiscal year 2024, and the compensation of our median employee, as calculated below, during the fiscal year 2024 (the “Median Compensation Amount”).

During fiscal year 2024, the Median Compensation Amount was $42,773 and the annual total compensation for our CEO, Mr. Jeffrey Gendell, including salary, incentive compensation and equity granted during the fiscal year, was $4,700,355. Accordingly, the reasonable estimated ratio of the total annual compensation of the CEO to the Median Compensation amount was 110 to 1.

The methodology we used for calculating the pay ratio was first to determine the total employee population (other than the CEO) as of September 30, 2024, including full-time and part-time employees, which we determined to be 13,166 employees. In order to determine the median employee within the identified employee population, we collected fiscal year 2024 payroll compensation per employee, which we defined as all wages reported for the employee on his or her most recent W-2 form. We did not make any assumptions, adjustments, or estimates with respect to total payroll compensation for the employees within the identified employee population, and we did not annualize the compensation for any part-time employees or any full-time employees that were not employed by us for all of fiscal 2024. We then calculated the Median Compensation Amount on the same basis as the total annual compensation of the CEO was calculated. The Company believes its compensation philosophy and process yield an equitable result.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table
In accordance with recent SEC rules, the following table and accompanying discussion and charts provide information on the relationship between the “compensation actually paid” to our PEO and our other NEOs (calculated in accordance with Item 402(v) of Regulation S-K) and certain measures of the Company’s financial performance, including Total Shareholder Return, Net Income and a Company-Selected Metric that is most important to the determination of executive compensation (in the Company’s case, Adjusted Pretax Income).

The compensation actually paid (“CAP”) set forth in the table below does not reflect amounts actually realized by our NEOs, and the HR Compensation Committee did not consider CAP when making compensation decisions for any of the years presented.

The information provided in this Pay Versus Performance section shall not be deemed to be incorporated by reference into any of the Company’s future filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group (Old) Total Shareholder Return(4) ($)	Peer Group (New) Total Shareholder Return(4) ($)	Net Income (millions)(5) ($)	Adjusted Pretax Income (millions)(6) ($)
2024	4,700,355	15,814,569	3,447,050	8,425,000	628.33	486.88	465.66	219	295
2023	3,165,415	5,478,525	1,669,219	3,011,582	207.33	266.06	262.63	108	141
2022	2,225,000	1,383,169	1,635,584	1,258,957	86.94	143.43	144.42	35	51
2021	2,873,900	5,812,565	1,085,576	1,924,602	143.81	175.65	152.12	67	80

(1)
The PEO in all four reporting years was Jeffrey L. Gendell. The non-PEO NEOs for fiscal years 2024, 2023 and 2022 were Matthew J. Simmes, Tracy A. McLauchlin and Mary K. Newman. The only non-PEO NEO for fiscal year 2021 was Tracy A. McLauchlin.

(2)	The following adjustments were made to the Summary Compensation Table total compensation amounts to determine CAP for each applicable year in accordance with Item 402(v)(2) of Regulation S-K. None of our NEOs participate in any defined benefit or actuarial pension plan.

	2024		2023		2022		2021
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Summary Compensation Table Total	4,700,355	3,447,050	3,165,415	1,669,219	2,225,000	1,635,584	2,873,900	1,085,576
Deduct grant date fair value of stock awards	(926,429)	(515,231)	(902,452)	(437,082)	(1,400,000)	(920,557)	(1,823,000)	(365,459)
Add year-end fair value of equity awards granted during the year and unvested at fiscal year end	2,805,659	1,560,363	1,873,409	907,228	406,500	478,457	3,046,015	398,280
Add change in year-end fair value (compared to prior fiscal year end) for awards granted in prior fiscal years and unvested at fiscal year end	7,575,484	3,524,538	2,031,500	983,909	123,669	33,236	—	639,813
Add year-end fair value of equity awards granted and vested during the fiscal year	—	—	—	—	—	—	1,715,650	—
Add change in vesting date fair value (compared to prior fiscal year end) for awards vested during the year	1,659,500	408,280	(689,347)	(111,692)	28,000	32,237	—	166,392
Compensation Actually Paid	15,814,569	8,425,000	5,478,525	3,011,582	1,383,169	1,258,957	5,812,565	1,924,602

(a)	The fair value of equity award adjustments for each applicable year were calculated in accordance with ASC Topic 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, except that awards which vest upon achievement of a specified share price were valued using a Monte Carlo simulation performed as of the applicable valuation date.

(3)	Reflects total shareholder return (“TSR”) calculated in the manner required by Item 201(e) of Regulation S-K and reflects the cumulative value of $100, including the reinvestment of dividends, if such amount were invested on September 30, 2020.
(4)	The Company’s peer group for purposes of Item 201(e)(1)(ii) of Regulation S-K was utilized for the purpose of calculating peer group TSR. The peer group TSR was calculated using (a) a customized peer group of four companies that includes Comfort Systems USA Inc., MYR Group Inc., Sterling Infrastructure, Inc. and Primoris (the "Peer Group (Old)") and (b) a revised customized peer group of five companies that includes Comfort Systems USA Inc., MYR Group Inc., Sterling Infrastructure, Inc., Primoris and Installed Building Products, Inc. (the “Peer Group (New)”). The change from the Peer Group (Old) to the Peer Group (New) was made in fiscal 2024 to better reflect companies relevant to the Company's current business.
(5)	Reflects consolidated net income calculated in accordance with GAAP for each of the fiscal years shown.
(6)
Reflects Adjusted Pretax Income for each of the years shown. Adjusted Pretax Income is calculated as income from continuing operations before income taxes, stock compensation expense and restructuring charges, less gains or losses on the disposition of a business, adjusted, in the sole discretion of the HR Compensation Committee, to reflect extraordinary items during the fiscal year.

Financial Performance Measures List
As required by the SEC rules, the financial measures listed below are the most important measures used by the Committee to link compensation to Company performance. The CD&A provides more information regarding the financial measures used in NEO incentive plans, including the ways in which results calculated for incentive plan purposes differ from our reported financial results.
•Adjusted Pretax Income
•Share price

Relationship between Compensation Actually Paid and Financial Performance Measures

Relationship between Compensation Actually Paid and TSR
Compensation Actually Paid ($ in Millions)
TSR (Indexed to $100 on 9/30/20)
18
12
6
0
1,200
800
400
0
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Company Total Shareholder Return
Peer Group (Old) Total Shareholder Return
Peer Group (New) Total Shareholder Return

Relationship between Compensation Actually Paid and Net Income
Compensation Actually Paid ($ in Millions)
Net Income ($ in Millions)
20
15
10
5
0
240
180
120
60
0
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Net Income

Relationship between Compensation Actually Paid and Adjusted Pretax Income
Compensation Actually Paid ($ in Millions)
18
12
6
0
Adjusted Pretax Income ($ in Millions)
600
400
200
0
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Adjusted Pretax Income

DIRECTOR COMPENSATION

Directors who are officers of the Company or any of its subsidiaries do not receive a retainer or fees for service on the Board or any committees. On March 25, 2024, the Board authorized and approved, upon recommendation of the HR Compensation Committee, certain changes to the compensation received by the Company’s non-employee directors. The changes were recommended and approved following a review of the director compensation programs of certain of the Company’s peers, an evaluation of recent Company performance, and in light of the Company’s director compensation having not been increased since 2019.

Pursuant to the changes, effective April 1, 2024, the annual fee for service on the Board received by each non-employee director of the Company (the “Annual Fee”) increased from $145,000 to $205,000. The amounts paid to the Chairs of the Board committees remained the same: (i) the Chair of the HR Compensation Committee receives a $12,500 annual fee, (ii) the Chair of the Nominating/Governance Committee receives a $10,000 annual fee, and (iii) the Chair of the Audit Committee receives a $25,000 annual fee, each of which is paid in quarterly installments.

During the first quarter of each fiscal year, each director is provided the opportunity to elect, in respect of his or her compensation for services rendered in the following calendar year, whether to receive the combined amount of his or her Annual Fee and any additional fee payable for service as Chair of a committee of the Board (collectively, the “Total Annual Compensation”), in whole or in part, in either (i) cash, (ii) unrestricted Common Stock or (iii) phantom stock units issued pursuant to the 2006 Equity Incentive Plan that convert to shares of Common Stock on the date the director leaves the Board for any reason (“Director PSUs”), provided that at least 50% of each director’s Total Annual Compensation must be paid in Common Stock or Director PSUs. During fiscal 2024, each non-employee director elected to receive 50% of his or her Total Annual Compensation in the form of cash and 50% in the form of Director PSUs, except that Mr. Fouts elected to receive 100% of his Total Annual Compensation in the form of Director PSUs.

With respect to the portion of each director’s Total Annual Compensation paid in Director PSUs, the number of Director PSUs granted quarterly is determined by dividing the amount of the quarterly installment of such director’s Total Annual Compensation to be paid in Director PSUs by the closing price of the Company’s Common Stock on the last trading day of the quarter. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and for their reasonable expenses related to the performance of their duties as directors.

The following table reflects the amounts paid to each individual non-employee director who served on the Board in fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jennifer A. Baldock	99,177	98,323	—	—	—	197,500
Todd M. Cleveland	102,643	102,357	—	—	—	205,000
John L. Fouts (4)	65	4,392				4,457
David B. Gendell	95,345	94,655	—	—	—	190,000
Joe D. Koshkin	107,615	107,385	—	—	—	215,000
Elizabeth D. Leykum (5)	88,371	87,703	—	—	—	176,074

(1)Represents cash fees earned during the fiscal year ended September 30, 2024, including cash paid in lieu of fractional Director PSUs.
(2)Represents the aggregate grant date fair value of awards of Director PSUs earned during the fiscal year ended September 30, 2024, computed in accordance with ASC Topic 718. Each Director PSU converts into one share of Common Stock when the respective director leaves the Board for any reason. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2024 included in our Annual Report on Form 10-K filed with the SEC on November 22, 2024.
(3)As of September 30, 2024, and including post-fiscal-year-end grants made in respect of fees earned in fiscal year 2024, each non-employee director held the following aggregate number of Director PSUs together with shares of Common Stock: Ms. Baldock — 5,377; Mr. Cleveland — 104,790; Mr. Fouts — 7,315; Mr. David Gendell — 134,104; and Mr. Koshkin — 49,237.
(4)Mr. Fouts joined the Board on September 23, 2024.
(5)Ms. Leykum resigned from the Board on September 4, 2024.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2024, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the HR Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the HR Compensation Committee of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

During fiscal year 2024, no member of the HR Compensation Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company other than as an independent director of the Company. At the beginning of fiscal year 2024, the Board evaluated each member’s independence under the independence standards promulgated by Nasdaq for compensation committees and determined that each such member was independent for purposes of serving on the Company’s HR Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons holding more than 10 percent of a registered class of the Company’s equity securities to file with the SEC and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 2024, the Company believes that all Section 16(a) reports required to be filed by the Company’s directors and executive officers during fiscal year 2024 were timely filed.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2025, subject to ratification by the Company’s stockholders.

Ernst & Young LLP was the Company’s independent auditor for the fiscal year ended September 30, 2024.

Representatives of Ernst & Young LLP are expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those stockholders attending the Annual Meeting. For information on how to submit questions at the virtual Annual Meeting, please see the General Information About the Annual Meeting section of this proxy statement.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2025.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation awarded to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. The Company currently conducts this advisory vote annually. Following the 2025 Annual Meeting, the next advisory vote to approve the compensation paid to the Company’s named executive officers will occur at the Company’s 2026 Annual Meeting of Stockholders.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Company has established comprehensive compensation programs for our executive officers, including our named executive officers, and this proxy statement fully and fairly discloses all material information regarding the compensation of the Company’s named executive officers as required by Item 402 of Regulation S-K. Stockholders should reference and consider this information in evaluating the Company’s approach to compensating the named executive officers.

The Board and the HR Compensation Committee monitor executive compensation programs of the Company and similar companies representative of those with which the Company competes for talent and from time to time make changes in the Company’s executive compensation program to reflect the duties of each executive, the competitive market in which the Company competes for talent, and general economic, regulatory and legislative developments affecting executive compensation.

The HR Compensation Committee of the Board will continue to emphasize compensation arrangements that align the financial interests of our executives with the near-term critical goals of the Company, balanced against the long-term interests of the Company and our stockholders.

You have the opportunity to vote for, against or abstain from voting on the resolution approving the compensation of the Company’s named executive officers, as disclosed in this proxy statement. The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the resolution.

Accordingly, at the Annual Meeting, we will ask our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the 2024 Summary Compensation Table and the other related tables and narrative disclosure.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

APPROVAL OF THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve an amended and restated 2006 Equity Incentive Plan, as amended through January 7, 2025, (for purposes of this section, the “Amended Plan”) at the Annual Meeting. The Amended Plan, which if approved would be effective February 20, 2025 (the “Effective Date”), authorizes 750,000 additional shares of our Common Stock for issuance thereunder and extends the term of the existing 2006 Equity Incentive Plan, which, as amended and restated, was approved by stockholders in 2016 (in its existing form, the “Existing Plan”). The Existing Plan was scheduled to expire on February 8, 2026. If the Amended Plan is approved, the term will be extended until February 20, 2035.

Description of the Amended Plan

The following is a summary of the principal features of the Amended Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit A to this proxy statement.

In determining to amend and restate the Existing Plan and propose the number of additional shares that may be issued under the Amended Plan for which stockholder approval is requested, the Board took into account its overall compensation philosophy, which includes emphasizing stock ownership to align executives’ interests with those of our stockholders and using equity awards to reward employees for long-term growth in the Company’s earnings and market value. The Board also considered the shares remaining for equity award grants under the Existing Plan in the context of the historical usage of Common Stock for awards under the Existing Plan. The rate at which shares have been issued under the Existing Plan since its effective date has increased, reflecting the incorporation of annual equity grants as a key component of the Company’s compensation philosophy as well as an increase in the number of employees receiving equity grants. The average annual burn rate (calculated as shares granted in the fiscal year divided by weighted-average shares outstanding during the applicable fiscal year) under the Existing Plan in the prior three fiscal years was 0.6%. Based on the closing price of a share of Common Stock on December 27, 2024, if all of the newly authorized shares under the Amended Plan were granted in the form of full value stock grants, the aggregate cost of such shares would be $157,890,000. The actual dilutive effect and actual cost of the awards that may be granted from the newly authorized shares, if approved by stockholders, will depend on when, and in what form, awards are granted under the Amended Plan, the value of a share of Common Stock at the time the awards are made, the extent to which such awards become vested and payable and the actual number of shares outstanding at the relevant times.

If approved by the stockholders, the 750,000 additional shares authorized under the Amended Plan will contribute to a potential dilution of approximately 3.7%. This potential dilution was calculated by dividing the additional shares available for issuance under the Amended Plan by the total number of outstanding shares of the Company’s Common Stock on December 27, 2024. Any outstanding awards under the Existing Plan that become forfeited, will become lapsed awards and will again be available for grant under the Amended Plan. The Board currently expects the 750,000 newly authorized shares (in addition to the current share reserve) to provide enough shares for awards for approximately ten years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate.

The grant of equity awards to the Company’s NEOs described in the Compensation Discussion and Analysis illustrates the Committee’s approach to balancing the interests of stockholders with the need to retain and incent the management team by linking the potential rewards to management to the attainment of a specified level of Company performance over the applicable three-year performance period. The Board believes that the Amended Plan will ensure that the Company continues to have sufficient shares available to meet future equity compensation needs.

Material Changes from the Existing Plan
The Amended Plan (1) increases the number of shares of common stock available for awards by 750,000 shares (2) eliminates the limits on awards that may be granted to an award recipient in any one year (3) incorporates the clawback provisions of the Company’s Incentive Recoupment Policy adopted in fiscal year 2024 and (4) extends the term of the Amended Plan until the 10th anniversary of the date of stockholder approval of the Amended Plan. The Amended Plan also makes certain other clarifying or non-substantive changes to the Existing Plan.

Share Reserve
The maximum number of shares of our Common Stock (“Shares”) that may be issued or transferred pursuant to awards under the Amended Plan is 1,291,391 Shares, which includes 750,000 Shares that will be newly authorized by stockholders upon approval of the Amended Plan.

In the event that any outstanding award granted under the Amended Plan, whether granted before or after the Effective Date, expires, is cancelled or otherwise terminated without the delivery of any Shares, the Shares allocable to the unexercised or unvested portion of such award shall again be available for the purposes of the Amended Plan. Additionally, if any Shares issued under the Amended Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, are withheld in satisfaction of the Company’s tax withholding requirements, or are used to exercise an option or other award, such Shares will again become available for awards under the Amended Plan. If a participant pays for any award through the delivery of previously acquired Shares, the Shares delivered to the Company in payment for the such award will become available for grants under the Amended Plan. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any subsidiary shall not be counted against Shares available for grant pursuant to the Amended Plan.

Administration
A committee of at least two members of the Board selected by the Board is responsible for administering the Amended Plan (the “Committee”). The Human Resources and Compensation Committee of the Board has been appointed to serve as the Committee responsible for administering the Amended Plan.

Eligibility and Types of Awards under the Amended Plan
The Amended Plan permits the Committee to (i) grant non-statutory options to purchase Shares (“Options”), (ii) make stock grants, whether or not subject to vesting, (iii) grant contractual rights to receive at a future date, following the satisfaction of any applicable conditions, Shares or the cash value of a specified number of Shares, as specified by the Committee or elected by the recipient of the award at or promptly following the time of grant (“Phantom Stock”) and (iv) make cash denominated performance awards (“Cash Performance Awards”). The Amended Plan also allows our non-employee directors to receive Shares or Phantom Stock in respect of, or lieu of, fees payable to the director for services as a member of the Board.

Employees (including executive officers and directors who are also the Company’s employees) of and consultants to the Company and its subsidiaries are eligible to participate in the Amended Plan. Non-employee directors are also eligible to participate. On September 30, 2024, the Company had approximately 9,485 full-time equivalent employees (including executive officers) and five non-employee directors who were eligible to participate in the Amended Plan. While consultants are eligible to receive awards under the Existing Plan and the Amended Plan, the Company has not historically awarded equity grants to its consultants.

Stock Options
The Committee may grant Options under the Amended Plan. The Amended Plan does not authorize the grant of incentive stock options. The Committee will determine the vesting schedule and number of Shares covered by each Option granted to a participant. The exercise price of any Option will be determined at grant by the Committee and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by a broker assisted cashless exercise, net settlement (that is, with the number of Shares issued being that number of Shares having a fair market value equal to the gain inherent in the option at exercise) or by any other form of payment approved by the Committee. The term of an Option shall not exceed ten years from the date of grant. Dividend equivalent rights may not be granted on stock options awarded under the Amended Plan. To the extent vested at the time a participant terminates service with the Company, Options may generally be exercised for three months following such termination of service. However, in the event that the participant’s service terminates (i) due to death or disability, any vested Options may be exercised for twelve months following such termination and (ii) as a result of retirement at or after age 55 and having completed at least 10 years of service, the Option may be exercised for thirty-six months (or such lesser number of months as the Committee shall specify at grant) following any such termination. Any unvested portion of any Options that are unvested as of the date of a participant’s termination of service will generally expire upon such termination.

Stock Grants
The Committee may issue stock grants without vesting conditions in payment of other types of compensation, such as bonuses or deferred compensation, that would otherwise be payable to the recipient in cash.

Restricted Stock Awards
The Committee may award grants in respect of Shares that are subject to such vesting conditions as the Committee shall determine (“Restricted Stock”). Such conditions may include time-based vesting, vesting upon satisfaction of performance goals selected from the permissible criteria specified below under the heading Performance Awards or a combination thereof. When the conditions are satisfied, then the participant will be vested in the Shares and will have complete ownership of the Shares. The Committee may limit the right of the participant to receive any dividends payable on unvested Restricted Stock.

Phantom Stock
The Committee may also award Phantom Stock, subject to such terms and conditions as the Committee shall determine. The Committee may grant Phantom Stock subject to time-based vesting and/or vesting upon satisfaction of performance goals selected from the permissible criteria specified below under the heading Performance Awards. The Committee may provide for dividend equivalents to be credited on Phantom Stock awarded under the Amended Plan based on the amount of dividends paid on outstanding shares of the Company’s Common Stock. When the participant satisfies the conditions of the Phantom Stock award, the Company may settle the award (including any related dividend equivalent rights) in Shares, cash or any combination of both, as determined by the Committee, in its sole discretion, at the time of grant.

Performance Awards
Cash Performance Awards may also be granted under the Amended Plan. The performance conditions that may be established by the Committee with respect to any performance awards or performance-based awards in respect of Shares shall be based on one or more of the following measures: sales, gross revenues, gross margins, earnings per share, internal rate of return, return on equity, return on capital, net income, management net income, operating income, operating income before interest expense and taxes, segment income, cash flow, free cash flow, total shareholder return, book value per share, risk based capital or stock price. Performance goals may reflect absolute entity or business unit performance or a relative comparison of entity performance to the performance of a peer group or other external measure. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code for awards intended to qualify as “performance-based compensation” thereunder.

Stock in Lieu of Cash for Directors
Each non-employee director may elect, in accordance with the procedures established by the Committee, to receive any or all of his or her annual retainer or any meeting fees in Shares, Phantom Stock or a combination thereof in respect of that number of Shares as have a fair market value at the time the fees would otherwise have been payable equal to the amount of such fees subject to such election. Any Shares granted in lieu of paying such fees in cash will be fully vested as of the date of issuance and all Phantom Stock granted under this Section 7(f) shall vest on the schedule or schedules established by the Committee.

Effect of a Change in Control
If a change in control of the Company occurs, the Amended Plan provides that, if awards granted to employees under the Amended Plan after the Effective Date continue in effect, assuming that the Shares remain publicly traded, or are assumed and replaced by any successor to the Company or a publicly traded parent of the successor to the Company on terms and conditions that preserve the value of such awards, the awards granted under the Amended Plan will not become vested and payable at the time of such a change in control. However, in the event that a participant’s employment is involuntarily terminated without cause following the change in control, such awards shall become vested and payable in cash, publicly traded stock or a combination thereof, based on the then fair market value of the Shares (or such other type or class of stock to which the awards then relate). In such instance, any performance based awards shall be deemed to have been earned at target. This is generally referred to as “double-trigger” vesting. All awards granted to non-employee directors, and any awards to employees that do not continue in effect or are not assumed or replaced, in either case, in a manner that preserves the value of such awards, will become vested and payable at the time of the change in control.

For purposes of the Amended Plan, a change in control means the occurrence any of the following events: (i) any person or any group become the beneficial owner, directly or indirectly, after the Effective Date of at least fifty percent (50%) of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors; (ii) the persons who (1) were the members of the Board on the Effective Date or (2) were nominated for election or elected to the Board with the affirmative vote of a majority of the directors who were serving members of the Board at the time of such nomination or election cease for any reason to constitute at least a majority of the members of the Board or (iii) the consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; provided that a transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Modification, Extension and Assumption of Awards
Within the limitations of the Amended Plan, the Committee may modify, extend or assume outstanding awards or may provide for the cancellation of outstanding awards in return for the grant of new awards for the same or a different number of Shares and at the same or a different price. No such modification of an award shall, without the consent of the participant, materially impair the participant’s rights or increase the participant’s obligations under such award or impair the economic value of any such award.

Transferability of Awards
Awards under the Amended Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or Shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.

Clawbacks
All awards granted under the Amended Plan are subject to recoupment by the Company in accordance with the Company’s Incentive Award Recoupment Policy or any applicable law, government regulation or stock exchange listing requirement.

Adjustments
As is customary in incentive plans of this nature, the number and kind of Shares available under the Amended Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of Shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination
The Board may amend the Amended Plan at any time and for any reason. Any such amendment which increases the maximum number of Shares issuable to any person or available for issuance under the Amended Plan in the aggregate, changes the legal entity authorized to make awards under the Amended Plan from the Company (or its successor) to any other legal entity or materially changes the class of persons who are eligible for the grant of any awards under the Amended Plan will be subject to stockholder approval. The Board may terminate the Amended Plan at any time and for any reason. Unless terminated earlier by the Board, the Amended Plan will terminate on February 20, 2035, subject to any extension that may be approved by the Board and the stockholders prior to or on such date. The termination or amendment of the Amended Plan may not adversely affect any award previously made under the Amended Plan.

Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Amended Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Amended Plan.

A recipient of an Option will not have taxable income upon the grant of the stock option. Upon the exercise of an Option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. A deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable income recognized by the recipient. The recipient’s basis in such Shares is equal to the sum of the exercise price plus the amount includible in the recipient’s income as compensation upon exercise. Any gain or loss recognized upon any later disposition of the Shares generally will be a short-term or long-term gain or loss depending upon the holding period of the Shares.

Fully vested grants of stock will be taxable to the participant at the date issued, based on the fair market value of the Shares at such time.

For awards of grants of Restricted Stock, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The Restricted Stock will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the Shares at the time of vesting less the amount paid for such Shares (if any). A participant is not deemed to receive any taxable income at the time any Phantom Stock is granted. When Phantom Stock (and dividend equivalents, if any) vest, and are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of Shares received less the amount paid for such Phantom Stock (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. However, the federal income tax deductibility of compensation paid to certain of the Company’s executive officers can be limited under Section 162(m) of the Internal Revenue Code. Compensation of certain employees who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. As a result of changes in the tax laws effective for taxable years beginning after 2017, with limited exception, compensation payable to any person who at any time after any fiscal year beginning after 2016 is or was a “named executive officer” whose compensation was required to be disclosed will be nondeductible for federal income tax purposes to the extent that such compensation exceeds $1,000,000 in any fiscal year.

Specific Benefits
The Company cannot currently determine the benefits or number of Shares subject to awards that may be granted in the future to executive officers, employees and non-employee directors under the Amended Plan because the Company’s equity award grants are discretionary in nature or are dependent on the form of compensation elected by each non-employee director. The awards that were made to our named executive officers in fiscal year 2024 under the Existing Plan are listed in the table entitled “Grant of Plan Based Awards” above.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	As of 9/30/24	As of 12/27/24	As of 9/30/24	As of 12/27/24	As of 9/30/24	As of 12/27/24
Equity compensation plans approved by security holders	300,301	283,507	$—	$—	581,169	541,391
Equity compensation plans not approved by security holders	—	—	$—	$—	—	—

Required Vote
The affirmative vote of a majority of the shares of Common Stock voted at the 2025 Annual Meeting is required to approve the Amended Plan.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The Board knows of no business that will come before the Annual Meeting except that indicated above. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2026 annual meeting of stockholders and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the General Counsel and Corporate Secretary of the Company on or before September 9, 2025. Such proposal also must meet the requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the next annual meeting must be received by the General Counsel and Corporate Secretary of the Company not later than 80 days prior to the next annual meeting (or, if less than 90 days’ notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the General Counsel and Corporate Secretary of the Company no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the Bylaws. If the presiding officer at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the Bylaws, the Company may disregard such proposal or nomination.

Stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the General Counsel and Corporate Secretary no later than the close of business on January 17, 2025.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the Bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board to vote on the proposal.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision).

Proposals and nominations should be addressed to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

ANNUAL REPORT

We refer you to our Annual Report on Form 10-K, containing the Company’s financial statements for the fiscal year ended September 30, 2024, filed with the SEC. You may access our Annual Report on the Company’s website at www.ies-co.com. We will provide a copy of our Annual Report, including the financial statements, without charge, upon written request to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year and you would like to have additional copies of proxy materials mailed to you or if you would like to opt out of householding for future mailings, please submit a written request to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056 or an oral request by calling the General Counsel and Corporate Secretary at (713) 860-1500.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-800-542-1061. You can also request information about householding from your broker or bank.

Exhibit A

IES HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(AS OF FEBRUARY 20, 2025)

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IES HOLDINGS, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(AS OF FEBRUARY 20, 2025)
SECTION 1. PURPOSE.
The purpose of the IES Holdings, Inc. 2006 Equity Incentive Plan (as Amended and Restated, the “Plan”) is to promote the success and enhance the value of IES Holdings, Inc., f/k/a Integrated Electrical Services, Inc. (the “Company”) and its Subsidiaries by linking the personal interests of the employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company (or one of its Subsidiaries) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, consultants and directors of the Company and its Subsidiaries upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Unless the context otherwise requires, capitalized terms used herein are defined in Section 14 of the Plan.
SECTION 2. ADMINISTRATION.
(a) Committee. The Plan will be administered by a committee (the “Committee”) of the Board of Directors from among its members (which may be the Compensation Committee of the Board of Directors, a subcommittee thereof or another committee of directors appointed by the Board of Directors or the entire Board of Directors). In determining the committee of the Board to serve as the Committee or the composition of any such committee, the Board of Directors shall attempt to select a committee of not less than two (2) members each of whom who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, and (iii) “independent directors” within the meaning of the listing standards of the New York Stock Exchange or, if listed thereon, the Nasdaq Stock Market (and each other exchange on which the Company may be listed). Unless otherwise determined by the Board of Directors, the Committee shall be the Compensation Committee of the Board of Directors.
(b) Authority of the Committee. The Committee shall have full authority to take any actions it deems necessary or advisable for the administration and operation of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award Agreement, to correct any defect and to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award Agreement, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award and to establish terms or conditions applicable to any Award. All decisions, interpretations and other actions of the Committee (or any person acting pursuant to authority delegated from the Committee) shall be at its sole discretion (unless otherwise expressly provided herein) and shall be final and binding on all participants and other persons deriving their rights from a participant. Notwithstanding anything to the contrary in the foregoing, no reduction of the purchase price or exercise price under any Award shall be permitted without shareholder approval.
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SECTION 3. ELIGIBILITY
The Committee is authorized to grant Awards to Employees, Consultants and Directors. Such persons who have been granted Awards shall be participants in the Plan with respect to such Awards. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
SECTION 4. STOCK SUBJECT TO PLAN.
(a) Basic Limitation. Subject to the provisions of this Section 4 and Section 10 of the Plan, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 1,291,391Shares, plus any of the 283,507 Shares subject to outstanding awards as of January 7, 2025 that become cancelled, terminated or forfeited pursuant to Section 4(b), below, and are added to the foregoing maximum number of Shares subject to the Plan. Shares may be treasury Shares or authorized but unissued Shares.
    (b) Cancelled, Terminated or Forfeited Awards. In the event that any outstanding Award expires, is cancelled or otherwise terminated without the delivery of Shares, the Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, right of first offer or Shares are withheld from an Award in satisfaction of the Company’s tax withholding requirements, such Shares shall again be available for purposes of the Plan. In the event a participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available shall be increased for purposes of the Plan by the number of Shares delivered by the participant. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to the Plan.
SECTION 5. AWARDS.
(a) Types of Awards. The Committee may make Awards of one or more of the following types: Options, Stock Payment, Restricted Stock, Phantom Stock Units and Performance Awards. The Company shall make Awards directly to the participant.
(b) Award Agreements. Each Award made under the Plan shall be evidenced by an Award Agreement between the participant and the Company. An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Committee deems appropriate for inclusion in the Award Agreement, provided such terms and conditions are not inconsistent with the Plan. Accordingly, in the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply. Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms, as applicable:
(i) Number of Shares. The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 10 of the Plan.
(ii) Price. Where applicable, each Award Agreement shall designate the price, if any, to acquire any Shares underlying the Award, which price shall be payable in a form described in Section 8 of the Plan and subject to adjustment pursuant to Section 10 of the Plan.
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(iii) Dollar Amount. Where applicable, each Performance Award Agreement shall designate or specify through a formula the maximum dollar amount payable pursuant to such Award.
(iv) Vesting. Each Award Agreement shall specify the dates and/or events on which all or any installment of the Award shall be vested and nonforfeitable. Except as otherwise set forth in the Award Agreement, all unvested Awards shall vest upon a Change in Control.
(v) No Rights as a Stockholder. A participant, or a transferee of a participant, shall have no rights as a stockholder with respect to any Shares covered by an Award until Shares are actually issued in the name of such person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such person).
SECTION 6. OPTIONS.
(a) Generally. The Committee may grant Options. Each Award Agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Committee:
(i) Exercise Price. Each Award Agreement shall specify the exercise price per Share subject to the Option; provided, however, that the exercise price per Share shall not be less than 100% of the Fair Market Value of such Share on the date such Option is granted.
(ii) Exercisability and Vesting. Each Award Agreement shall specify the dates and/or events (including, without limitation, the achievement of stock price hurdles or other performance conditions) when all or any installment of the Option becomes exercisable or vested, as applicable; provided, however, that the Committee may at any time, and subject to such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised or vested, as applicable.
(iii) Term. Each Award Agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.
(b) Persons Eligible to Exercise Options. Unless the Committee shall permit the transfer of an Option in accordance with Section 11(a) hereof, during the lifetime of a holder of an Option, only the holder may exercise the Option (or any portion thereof) granted to him or her; provided, however, that the holder’s Eligible Representative may exercise the holder’s Option during the period of the holder’s Disability. After the death of the holder, any exercisable portion of an Option may, prior to the time when such portion terminates under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.
(c) Manner of Exercise of Options. At any time and from time to time prior to the time when the Option expires or is otherwise cancelled under the Plan or the applicable Award Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares of stock and the Committee may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of Shares. An exercisable Option, or any exercisable portion thereof, may be exercised prior to the time when such Option or such portion expires or is otherwise cancelled under the Plan or the applicable Award Agreement, in accordance with the following procedure:
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(i) By providing to the Secretary of the Company or such other person as the Company may designate, written notice from the holder or his or her Eligible Representative, stating that such Option or portion thereof is exercised, and specifically stating the number of Shares with respect to which the Option or a portion thereof is being exercised;
(ii) Full payment or other satisfaction of the aggregate exercise price of the Shares with respect to which such Option (or portion thereof) is thereby exercised in accordance with any method prescribed by Section 8 of the Plan, which may include payment by a “net” exercise;
(iii) Payment, or other arrangements satisfactory to the Company that assure that payment or withholding will be effected, of all amounts necessary to satisfy any and all tax withholding requirements of the Company arising in connection with the exercise of the Option in accordance with any method prescribed by Section 8 of the Plan, which may include a withholding of Shares;
(iv) The person exercising the Option shall make such representations and provide such documents as the Committee deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on Share certificates and issuing stop-transfer orders to transfer agents and registrars; and
(v) In the event that the Option or portion thereof shall be exercised pursuant to Section 6(b) by any person or persons other than the holder, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.
SECTION 7. STOCK AWARDS.
(a) Generally. The Committee may make Stock Awards. Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to or after the Award. The Committee shall specify at the time of grant the conditions upon which vesting of the Award shall be contingent, which conditions may include the achievement of Performance Goals or other performance objectives in lieu of or in addition to minimum period(s) of service.
(b) Restricted Stock. A Stock Award of Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, including, without limitation, the achievement of Performance Goals or other performance objectives or conditions. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Shares of Restricted Stock are registered in the name of the participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificates until such time as all applicable restrictions lapse.
(c) Stock Payment. Payment of all or a portion of any compensation under any other arrangement with the Company or any Subsidiary, including any bonus or deferred compensation, that would otherwise be payable in cash may be paid in Shares. Unless otherwise determined by the Committee, the number of Shares deliverable in respect of any such payment shall be based on the Fair Market Value of a
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Share on the date that payment is authorized by the Committee or such later date that the Committee shall specify.
(d) Phantom Stock Units. The Committee shall have the authority to grant Awards of Phantom Stock Units to participants upon such terms and conditions as the Committee may determine. Each Phantom Stock Unit shall constitute an agreement by the Company to issue or transfer a specified number of Shares or Restricted Stock or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the participant in the future, subject to the fulfillment during the performance period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. At the time an Award of Phantom Stock Units is granted, the Committee shall either specify whether the Award will be payable, to the extent earned and vested, in Shares, cash or a combination thereof or allow the participant to elect such form of payment promptly following the date of grant. Once specified, no change in the specified form of payment shall be permitted without the consent of the participant. The Committee shall determine whether a Phantom Stock Unit Award shall be credited with an amount equal to any or all dividends or other distributions paid on Shares during the period the Award is outstanding and, whether, if so credited, such amounts shall be converted into an equivalent additional number of Phantom Stock Units or credited to a cash bookkeeping account (with or without interest). Unless otherwise specified by the Committee, any such additional Phantom Stock Units or account credits shall be subject to the same restrictions as the underlying Award.
(e) Performance Awards. The Committee shall have the authority to determine the participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the participant the right to receive payment of all or part of such Award upon the achievement of such goals during such periods as the Committee shall establish with respect to the Award. The Committee shall determine the time at which Performance Awards shall be paid and whether such Performance Awards shall be paid in cash or Shares. The Committee shall establish the periods over which performance is measured with respect to any Performance Award. In respect of persons who are executive officers of the Company at the time an Award is granted, the performance conditions that must be achieved for any Performance Award to vest in the ordinary course shall be based upon, or shall include, in addition to any other criteria one or more Performance Goals.
(f) Shares or Phantom Stock Units in Lieu of Cash for Directors. Each member of the Board of Directors who so elects in accordance with the procedures established by the Committee to receive any or all of his or her cash annual retainer or per meeting fee in Shares or Phantom Stock Units, shall receive a number of Shares or Phantom Stock Units with a Fair Market Value equal to the amount of such cash annual retainer or per meeting fee so elected to be received in Shares or Phantom Stock Units; provided, however, no fractional Shares shall be issuable and the Director shall nonetheless receive cash for any such fractional Share. Such Shares or Phantom Stock Units will be granted to such electing Director on the date the applicable cash payment would have been made or such other date as determined by the Committee. Such election must be made on or prior to the dates set by the Committee. All Shares granted under this Section 7(f) shall be fully vested as of the date of issuance and all Phantom Stock Units granted under this Section 7(f) shall vest on the schedule or schedules established by the Committee.
SECTION 8. PAYMENT FOR SHARES.
(a) General Rule. The purchase price, if any, of Shares issued under the Plan shall be payable in cash or personal check at the time when such Shares are acquired upon exercise of an Award or otherwise purchased, except as otherwise provided in this Section or permitted by the Committee.
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(b) Surrender of Shares. All or any part of the purchase price and any applicable tax withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the applicable date. Notwithstanding the foregoing, the participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such action would (i) violate the terms of any agreement to which the Company is a party or (ii) cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.
(c) Net Exercise/Tax Withholding. The Company shall have the right to deduct from any and all payments made hereunder, or to require any participant, through payroll withholding, cash payment, broker-assisted sale, or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required or permitted by law to be withheld with respect to an Award or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares or to make any payment in cash under the Plan until all tax withholding obligations have been satisfied by the participant. Payment of all or any portion of the purchase price under any Award subject to the Plan and/or any applicable tax withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Award by the number of such Shares having a Fair Market Value equal to the purchase price and any applicable tax withholding requirement. Notwithstanding the foregoing, the participant shall not be permitted to satisfy any portion of the purchase price (or tax withholding) in such manner if such action would (i) violate the terms of any agreement to which the Company is a party or (ii) cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.
(d) Exercise/Sale. Payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the purchase price and any tax withholding requirements.
(e) Exercise of Discretion. Notwithstanding the preceding provisions of this Section 8, the Committee may at any time or from time to time suspend, restrict or eliminate, in whole or in part, the ability of a participant to satisfy the purchase price or any applicable tax withholding requirements with respect to an Award (including with respect to Awards granted prior to such action) in accordance with any of the procedures otherwise expressly authorized under this Section 8.
 SECTION 9. TERMINATION OF SERVICE.
(a) Termination of Service other than for Cause. Except as otherwise provided in this Section 9, in the applicable Award Agreement or under any employment agreement between the participant and the Company or any Subsidiary, in the event a participant’s Service terminates for any reason, then:
(i) Any Options to the extent vested as of the date of such termination shall expire on the earliest of: (i) the expiration of their term, (ii) twelve (12) months following such termination as a result of death or Disability, (iii) thirty-six (36) months (or such lesser number of months as the Committee shall specify at grant) following any such termination occurring as a result of Retirement, and (iv) three (3) months following any termination of employment for any reason not specified in subclause (ii) and (iii). Any Options to the extent unvested as of the date of such termination shall immediately expire and lapse upon such termination.
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(ii) Any unvested Stock Awards and Performance Awards on the date of such termination shall immediately expire and lapse upon such termination; provided, however, that (A), the Committee may provide in the applicable Award Agreement that, in the event that a participant’s employment terminates due to death, Disability or Retirement, that all or a pro-rated portion of such Stock Awards and Performance Awards shall vest, based on the service completed through the date of such termination of employment, subject in the case of any Award the vesting of which is also subject to the achievement of performance condition, including, without limitation, any Performance Goal, to the level of achievement of the applicable performance conditions, and (B) if the vesting of any such Award is conditioned upon satisfying service and performance conditions and the performance conditions have been satisfied but the participant will not be in Service as required on the scheduled payment date due to the termination of the participant’s Service on account of the participant’s death or Disability or Retirement, such Award shall be payable to the participant or, if applicable, the participant’s Eligible Representative on the first business day of the month following the participant’s termination due to death, Disability, or Retirement.
(b) Termination of Service for Cause. Notwithstanding the provisions of Section 9(a), unless otherwise provided in the applicable Award Agreement, in the event a participant’s Service is terminated for Cause (or if the Board of Directors or the Committee determines either prior to such termination or before the delivery of any Shares pursuant to an Award that Cause exists), then regardless of the reason for such participant’s termination, including death, Disability or Retirement.
(i) All of the participant’s Options on the date of such termination (whether vested or unvested and including any exercised Options for which Shares have not been delivered to the participant) shall be cancelled and forfeited immediately on the date of such termination, and the Company shall return to the participant or Eligible Representative, as applicable, the exercise price (if any) paid for such undelivered Shares, and
(ii) Any unvested Stock Awards and any unvested Performance Awards on the date of such termination (disregarding any vesting upon death or Disability) shall immediately expire and lapse upon such termination.
(c) Leave of Absence. For purposes of this Section 9, Service shall be deemed to continue while a participant is on a bona fide leave of absence, if such leave is approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).
SECTION 10. ADJUSTMENT OF SHARES.
(a) General. If there shall be a Recapitalization, an adjustment shall be made to (i) the aggregate number of Shares available for Awards under Section 4.1 and (ii)  the aggregate number of Shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards in such manner as the Committee shall determine and the Committee’s determination shall be conclusive. To the extent deemed equitable and appropriate by the Committee and subject to any required action by stockholders of the Company, in any Recapitalization, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with such event. Should the vesting of any Award be conditioned upon the Company’s attainment of performance conditions, the Committee may make such adjustments to such terms and conditions of such Awards and the criteria
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therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. Any Shares, shares of stock into which Shares are converted or for which Shares are exchanged or securities or other property distributed with respect to Shares shall, except as expressly provided in the Plan, in the applicable Award Agreement or by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to the Shares subject to any Award prior to any such adjustment.
(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the participants’ consent, may provide for:
(i) The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;
(ii) The substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;
(iii) The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Committee; or
(iv) The cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the purchase price with respect to such Awards or portion thereof being canceled.
SECTION 11. GENERAL TERMS.
(a) Nontransferability of Awards. No Award (other than vested Awards of Shares, which are subject to Section 11(b) of the Plan) may be transferred, assigned, pledged or hypothecated by any participant during the participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section 11(a), an Option or other right to acquire Shares under the Plan, may be exercised during the lifetime of the participant only by the participant or by the participant’s Eligible Representative, except in the case of a transfer of such Award by the participant with the prior written consent of the Committee.
(b) Restrictions on Transfer of Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Award Agreement, and shall apply in addition to any restrictions that may apply to holders of Shares generally.
(c) Securities Law Requirements. Notwithstanding anything contained in the Plan or any Award Agreement, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or other rules and regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an
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effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid. The Company may postpone the exercise of Awards, the issuance or delivery of Shares under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete any necessary or appropriate stock exchange listing, registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, or pay the participant cash in an amount based upon the Fair Market Value of a Share as of the date Shares would otherwise be issuable with respect to an Award in lieu of issuing Shares.
(d) Tax Withholding Requirements. As a condition to the receipt or purchase of Shares pursuant to an Award, a participant shall make such arrangements as the Committee may require for the satisfaction of all tax withholding obligations of the Company that may arise in connection with such receipt or purchase. The participant shall also make such arrangements as the Committee may require for the satisfaction of any tax withholding obligations of the Company that may arise in connection with any disposition of Shares acquired pursuant to an Award. With respect to any Award paid in whole or in part in cash, the Company shall first withhold from such cash the amount of the Company’s tax withholding obligation with respect to the Award.
(e) No Retention Rights. Nothing in the Plan or in any Award granted under the Plan shall confer upon a participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the participant) or of the participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
(f) Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
(g) Clawback and Forfeiture. All Awards are subject to recoupment under the Company’s Incentive Award Recoupment Policy (or any similar or successor plan) or any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and clawback as may be required to be made pursuant to such policy or such law, government regulation or stock exchange listing requirement (or any other policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). No recovery of compensation under such a clawback policy shall be an event giving rise to a right to resign for “good reason” or be deemed a constructive termination (or similar term) as such terms are used in any agreement between the participant and the Company.
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SECTION 12. DURATION AND AMENDMENTS.
(a) Term of the Plan. The Plan, as set forth herein, became effective on the Restatement Effective Date, subject to the Company’s receipt of the approval of a majority of its Stockholders to the Plan as amended and restated. The Plan shall terminate automatically on the day preceding the tenth anniversary of such date unless earlier terminated pursuant to Section 12(b) below.
(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 10 of the Plan) which increases the maximum number of Shares available for issuance under the Plan in the aggregate, changes the legal entity authorized to make Awards under this Plan from the Company (or its successor) to any other legal entity or materially changes the class of persons who are eligible for the grant of Award, shall be subject to the approval of the Company’s stockholders. Unless otherwise required at applicable law or by the rules of any exchange or national quotation system upon which the Shares are traded, stockholder approval shall not be required for any other amendment of the Plan.
(c) Effect of Amendment or Termination. Except as otherwise expressly provided under the Plan, any amendment of the Plan shall not adversely affect in any material respect any participant’s rights under any Award previously made or granted under the Plan without the participant’s consent. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. Except as otherwise expressly provided under the Plan, the termination of the Plan shall not adversely affect in any material respect any participant’s rights under any Award outstanding on the termination date.
(d) Modification, Extension and Assumption of Awards. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Shares and at the same or a different price. The foregoing notwithstanding, no modification of an Award shall, without the consent of the participant, materially impair the participant’s rights or increase the participant’s obligations under such Award or impair the economic value of any such Award.
SECTION 13. CHANGE OF CONTROL
(a) Accelerated Vesting and Payment of Awards. Unless determined otherwise by the Committee and subject, in the case of any Award granted to an Employee, to the provisions of Section 13(c), in the event of a Change of Control each Option then outstanding shall be fully exercisable and vested, and each Stock Award that is not subject to a performance vesting condition shall vest, in each case regardless of the exercise schedule otherwise applicable thereto. In connection with such a Change of Control, the Committee may, in its sole discretion, provide that each such Option or Stock Award shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit based on the Fair Market Value in effect immediately prior to the occurrence of the Change of Control. To the extent that the exercise price of an Option exceeds such Fair Market Value at the Change of Control, the Committee may direct that such Option shall be cancelled without consideration.
(b) Performance Awards and Performance-Based Stock Awards. Unless the Committee provides for a different treatment at grant in the applicable Award Agreement, or otherwise affords a more favorable treatment to the participant, but in all events subject to the provisions of Section 10(a)(ii), in the event of a Change of Control, (a) any outstanding Performance Awards or Stock Awards subject to performance conditions, including Performance Goals, shall be deemed to have been earned and vested
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based on the achievement of target performance and the Company shall settle all such Awards in cash within ten (10) days of such Change in Control, in accordance with the terms of such Award (or, to the extent that the Award is payable in Shares, based on the Fair Market Value of the Shares issuable in accordance with the terms of such Award at the Change in Control).
(c) Alternative Awards. Notwithstanding Section 10(a) or 10(b), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, Performance Award or Stock Award (including any such Award subject to any performance conditions) granted to any Employee if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option, Performance Award or Stock Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:
(i) be based on stock that is traded on an established securities market;
(ii) provide such participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, Performance Award or Stock Award, including, but not limited to, identical or better exercise or vesting schedules (including the expected opportunity to achieve any applicable performance conditions);
(iii) have substantially equivalent value to such Option, Performance Award or Stock Award (determined at the time of the Change in Control); and
(iv) have terms and conditions which provide that, in the event that the participant’s employment is involuntarily terminated for any reason other than for Cause, all of such participant’s Options, Performance Awards or Stock Awards then outstanding shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value on the date of the participant’s termination of the Shares that are subject to, or would be issuable or payable with respect to, any Stock Award, (ii) the excess of the Fair Market Value of such stock on the date of the participant’s termination over the corresponding exercise or base price per share, if any (with respect to any Option), or (iii) the participant’s target award opportunity with respect to any Performance Award or any Stock Award subject to performance conditions, including Performance Goals.
No Awards granted to any Director shall be subject to the provisions of this Section 13(c).
SECTION 14. DEFINITIONS.
(a) “Award” shall mean the grant of an Option, Stock Award or Performance Award to a participant under the Plan.
(b) “Award Agreement” shall mean any written agreement, acknowledgement, contract, or other instrument or document evidencing an Award, including through electronic medium.
(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
(d) “Cause” shall mean (i) participant’s willful and intentional misconduct that results in, or could reasonably be expected to result in, damage to the business, reputation or affairs of the Company or
11

any of its subsidiaries; (ii) participant’s gross negligence in the performance or intentional nonperformance of any of participant’s material duties and responsibilities to the Company or any Subsidiary; (iii) participant’s dishonesty or fraud with respect to the business, reputation or affairs of the Company or any Subsidiary which materially and adversely affects the Company or any Subsidiary (monetarily or otherwise); (iv) participant’s conviction of a felony crime or crime involving moral turpitude; (v) participant’s drug or alcohol abuse that materially affects participant’s Service or results in a material violation of Company or Subsidiary policy; or (vi) participant’s material violation of any material Company or Subsidiary policy that has been made available to participant by the Company or Subsidiary. Notwithstanding the foregoing, to the extent that a participant is party to an employment agreement with the Company that defines the circumstances under which the participant’s employment can be terminated for cause, Cause shall have the meaning ascribed to such term in such employment agreement.
(e) “Change in Control” shall mean the first to occur of any of the following events:
(i) Any person or any persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Principal Stockholders, Company or any Subsidiary) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least fifty percent (50%) of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board of Directors;
(ii) The “incumbent directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board of Directors (for these purposes, an “incumbent director” means, as of the date of determination, any person who (1) was a member of the Board of Directors on the date of the Restatement Effective Date or (2) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the incumbent directors who were serving members of the Board of Directors at the time of such nomination or election); or
(iii) The consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
(g) “Committee” shall mean the committee of directors appointed by the Board of Directors pursuant to Section 2(a) of the Plan.
(h) “Company” shall mean IES Holdings, Inc., f/k/a/ Integrated Electrical Services, Inc., a Delaware corporation, and its successors and assigns.
(i) “Consultant” shall mean a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.
(j) “Director” shall mean a member of the Board of Directors or the board of directors of a Subsidiary who is not an Employee.
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(k) “Disability” shall mean with respect to a participant, (i) “disability” as defined in any employment agreement between the participant and the Company (or, if applicable, the Subsidiary employing the participant) or (ii) if the participant is not a party to an employment agreement or “disability” is not defined therein, the participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined by the Committee, unless another meaning is specifically provided in the participant’s Award Agreement.
(l) “Eligible Representative” for a participant shall mean such participant’s personal representative or such other person as is empowered under the deceased participant’s will or the then applicable laws of descent and distribution to represent the participant under the Plan.
(m) “Employee” shall mean any individual who is a common-law employee of the Company or a Subsidiary.
(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(o) “Fair Market Value” of a Share as of any given grant, vesting, exercise, payment, tax withholding or other applicable date shall be:
(i) If the Shares are listed on any established stock exchange or a national market system, including, without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the applicable date (or if not traded on such date, last market trading day prior to such date);
(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a Share for the applicable date (or if not traded on such date, last market trading day prior to such date); or
(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee, in accordance with the principles set forth in Section 409A of the Code. Such determination shall be conclusive and binding on all persons.
(p) “Option” shall mean a stock option not described in Section 422(b) of the Code granted pursuant to Section 6 of the Plan entitling the holder to acquire Shares upon exercise.
(q) “Performance Award” shall mean a dollar-denominated Award granted pursuant to Section 7(e) of the Plan.
(r) “Performance Goals” shall mean the objectives for the Company, any Subsidiary or business unit thereof, or a participant that may be established by the Committee with respect to any Performance Awards or performance-based Stock Awards to the Company’s executive officers that, at grant, are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following measures: sales, gross revenues, gross margins, earnings per share, internal rate of return, return on equity, return on capital, pre-tax income, net income, management net income, operating income, operating income before interest expense and taxes, segment income, cash flow, free cash flow, total shareholder return, book value per share, risk based capital or
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stock price. Performance Goals may reflect absolute entity or business unit performance or a relative comparison of entity performance to the performance of a peer group or other external measure.
(s) “Phantom Stock Unit” shall mean a notional or “phantom” Share.
(t) “Plan” shall mean this IES Holdings, Inc. 2006 Equity Incentive Plan, as it may be amended from time to time.
(u) “Principal Stockholders” shall mean Tontine Capital Partners L.P. and its affiliates.
(v) “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company such as a stock split, reverse stock split, stock dividend, distribution, recapitalization, combination or reclassification of the Company’s securities.
(w) “Restatement Effective Date” shall mean February 20, 2025.
(x) “Restricted Stock” shall mean a Share granted pursuant to Section 7 of the Plan which is subject to restrictions on transfer or forfeiture.
(y) “Retirement” shall mean a termination of a participant’s employment after having attained age 55 and completed at least 10 years of service.
(z) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
(aa) “Service” shall mean service as an Employee, Director or Consultant.
(bb) “Share” shall mean one share of common stock of the Company, with a par value of $0.01 per share, as adjusted in accordance with Section 10 of the Plan.
(cc) “Stock Award” shall mean an Award (other than an Option) denominated in Shares granted pursuant to Section 7 of the Plan.
(dd) “Stock Payment” shall mean a payment in Shares made pursuant to Section 7(c) of the Plan.
(ee) “Subsidiary” shall mean any corporation or other entity (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or other entities other than the last one in the unbroken chain owns stock or equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other corporations or other entities in such chain. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
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SECTION 15. MISCELLANEOUS.
(a) Choice of Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.
(b) Execution. To record the adoption of this amendment and restatement of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same, effective for all purposes as of the Restatement Effective Date. Nothing in this amendment and restatement shall operate or be construed as changing the terms of an Award outstanding immediately prior to the effective date of this amendment and restatement.

IES HOLDINGS, INC.

By:

15

IES HOLDINGS, INC.
2 RIVERWAY, SUITE 1730
HOUSTON, TX 77056

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on February 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V59760-P20813

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IES HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS: TO HOLD OFFICE UNTIL THE 2026 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) JENNIFER A. BALDOCK
02) TODD M. CLEVELAND
03) JOHN L. FOUTS
04) DAVID B.GENDELL
05) JEFFREY L. GENDELL
06) JOE D. KOSHKIN

The Board of Directors recommends you vote FOR ALL of the following proposals:

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2025.	☐	☐	☐
3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐
4. APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN.	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE HEREON.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

IES HOLDINGS, INC.

February 20, 2025

V59761-P20813

IES HOLDINGS, INC.

By signing this proxy, you hereby revoke all prior proxies and appoint Jeffrey L. Gendell and Tracy A. McLauchlin, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of IES Holdings, Inc. that you are entitled to vote at the Annual Meeting of Stockholders of IES Holdings, Inc. to be held on February 20, 2025, at 10:00 a.m. Central Standard Time, via live audio webcast accessible via the Internet at www.virtualshareholdermeeting.com/IESC2025, and at any adjournment or postponement thereof, as specified on the reverse side and in their discretion upon any other business that may properly come before the meeting.

Any executed proxy which does not designate a vote on a particular proposal shall be deemed to grant authority to vote "FOR" such proposal.

(Continued and to be signed on the reverse side.)